UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Raymond James Financial, Inc.

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2020 PROXY STATEMENT

Proxy Statement

and Notice of 2020 Annual Meeting of Shareholders

RAYMOND JAMES

OUR VISION	OUR VALUES

Our vision is to be a financial services firm as unique as the people we serve, transforming lives, businesses and communities through the power of personal relationships and professional advice.	We put clients first. If we do what’s right for our clients, the firm will do well and we’ll all benefit.
We act with integrity. We put others above self, and what’s right above what’s easy. We believe doing well and doing good aren’t mutually exclusive.

OUR MISSION

Our business is people and their financial well-being.

We are committed to helping individuals, corporations and municipalities achieve their unique goals, while also developing and supporting successful professionals, and helping our communities prosper.

We value independence. We respect autonomy, celebrate individuality and welcome diverse perspectives, while encouraging collaboration and innovation.
We think long term. We act responsibly, taking a conservative approach that translates into a strong, stable firm for clients, advisors, associates and shareholders.

RAYMOND JAMES FINANCIAL, INC.

880 Carillon Parkway

St. Petersburg, Florida 33716

(727) 567-1000

January 10, 2020

Dear Fellow Shareholder,

I am pleased to invite you to our 2020 Annual Meeting of Shareholders.

Raymond James achieved record results in fiscal year 2019, despite market volatility and a decline in the equity markets in the beginning of the year. We continued our strong retention and recruiting of financial advisors, reaching a record total number of advisors, which in turn supported record results in the Private Client Group, as well as for Raymond James Bank and Asset Management. Meanwhile, strong results for M&A, stronger fixed income brokerage revenues and the tax credit funds business helped temper a difficult environment for equity brokerage revenues.

Entering fiscal 2020 with records for our key revenue drivers, including the number of financial advisors, client assets under administration and net loans at Raymond James Bank, we are well positioned for the year ahead. While lower short-term interest rates and political and economic uncertainties may present significant challenges – and as our industry is continuing to face increased regulatory burdens and pricing competition – we are focused on the long-term, never losing sight of our commitment to putting people first.

Our business is about people and their financial well-being, and we will continue to operate the firm in a way that is consistent with our client-first, people-oriented culture. It is this approach that has set Raymond James apart throughout our history. It has helped us weather uncertainty, and I am confident it will continue to do so for many years to come.

On behalf of the Board of Directors and the management of Raymond James, I extend our appreciation for your continued support.

Yours sincerely,

Paul C. Reilly

Chairman and Chief Executive Officer

Notice of 2020 Annual Meeting of Shareholders

DATE:	Thursday, February 20, 2020

TIME:	4:30 p.m. (local time)

PLACE:	Raymond James Financial Center Tower 3 Classroom 880 Carillon Parkway St. Petersburg, Florida

AGENDA:

The following proposals will be voted upon:

1.  To elect twelve (12) director nominees named in the Proxy Statement

2.  To hold an advisory vote on our executive compensation

3.  To approve the Amended and Restated 2012 Stock Incentive Plan

4.  To ratify our independent registered public accounting firm for fiscal 2020

5.  To act on any other business that may properly come before the meeting

RECORD DATE:	December 23, 2019 (“Record Date”)
Who Can Vote:	Shareholders of record on the Record Date

Who Can Attend:

Shareholders desiring to attend the Annual Meeting should review page 66 under Questions & Answers About Voting Your Shares. Directions to the Annual Meeting are available at www.raymondjames.com/investor-relations/news-and-events/shareholders-meeting

Date of Mailing:	We are mailing these proxy materials and the Annual Report to shareholders and participants in our Employee Stock Ownership Plan on or about January 10, 2020

Vote Recommendation:     The Board of Directors recommends a vote “FOR” All Proposals

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on February 20, 2020:	The Proxy Statement, 2019 Annual Report to Shareholders and the form of proxy card are available online at www.raymondjames.com/investor-relations/ news-and-events/shareholders-meeting

Whether or not you are able to attend in person, please complete, sign and return your proxy card by mail, or vote via the Internet or the toll-free telephone number.

By Order of the Board of Directors,
Jonathan N. Santelli, Secretary
January 10, 2020

Raymond James Financial, Inc.    2020 Proxy Statement  |  i

ii  |  Raymond James Financial, Inc.    2020 Proxy Statement

Our Company

Raymond James Financial, Inc. is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. Our financial services activities include providing investment management services for retail and institutional clients, the underwriting, distribution, trading and brokerage of equity and debt securities, and the sale of mutual funds and other investment products. We also provide corporate and retail banking and trust services.

Our mission is to help individuals, corporations and municipalities achieve their unique goals, while also developing and supporting successful professionals, and helping our communities prosper.

Our vision is to be a financial services firm as unique as the people we serve, transforming lives, businesses and communities through the power of personal relationships and professional advice.

Among the keys to our success, our emphasis on putting the client first is at the core of our corporate values. We also believe in maintaining a conservative, long-term focus in all our decision making. We believe that this disciplined approach has helped us build a strong, stable financial services firm for our clients, advisors, associates and shareholders.

We are furnishing this Proxy Statement to you in connection with the solicitation of proxies by the Company’s Board of Directors (“Board” or “Board of Directors”) for the Annual Meeting of Shareholders to be held on February 20, 2020 (“Annual Meeting”). In this Proxy Statement, we may refer to Raymond James Financial, Inc. as “Raymond James,” “RJF,” the “company,” “we,” “us” or “our.”

Corporate Governance

Item 1. — Election of Directors

Proposal Snapshot — Item 1. Election of Directors

What is being voted on: Election to our Board of 12 director nominees.

Board recommendation: After a review of the individual qualifications and experience of each of our director nominees and his or her contributions to our Board, our Board determined unanimously to recommend that shareholders vote FOR all of our director nominees.

Our Directors

The Board has nominated the twelve (12) directors identified below as candidates for election at the Annual Meeting. All nominees are current directors of the company and were unanimously recommended for re-election by the Corporate Governance, Nominating and Compensation Committee (“CGN&C Committee”). (In accordance with our Corporate Governance Principles described below, Shelley G. Broader, who has served on our Board for 12 years, is not standing for re-election at the Annual Meeting.)

The Board has affirmatively determined that the following nine director candidates are independent: Charles G. von Arentschildt, Robert M, Dutkowsky, Jeffrey N. Edwards, Benjamin C. Esty, Anne Gates, Gordon L. Johnson, Roderick C. McGeary, Raj Seshadri and Susan N. Story.

Raymond James Financial, Inc.    2020 Proxy Statement  |  1

Each candidate has indicated that he or she would serve if elected. We do not anticipate that any nominee would be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute nominee or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Charles G. von Arentschildt, 59 Non-Executive Director Director Since: 2015 RJF Committees • Audit and Risk Other Public Directorships • Current: None • Former (past 5 years): None	KEY EXPERIENCE AND QUALIFICATIONS

•  Financial services management: Many years of broad financial services management experience

•  Derivatives and trading expertise: A wealth of specific knowledge in the derivatives and trading segments of the financial services industry

CAREER HIGHLIGHTS

•  Independent private investor across a variety of asset classes (since 2005)

•  Deutsche Bank Securities Inc., a provider of investment banking and security brokerage services

•  Chairman of Global Markets, North America (2004 – 2005)

•  Chief Executive Officer and Head of Global Markets, North America (2002 – 2004)

•  Global Head of Finance, Global Head of Securitization and Global Head of Commodities

•  Regional Executive Committee (1998 to 2005)

•  Global Markets Management Committee (1997 to 2005)

•  Managing Director and Global Head of Metals, Commodities, Morgan Stanley, Inc., a global financial services firm (1992 – 1997)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Former member, Gold and Silver Institute

•  Former member, New York Mercantile Exchange

•  Former Board Member and Treasurer, Boys and Girls Club of Greenwich, Connecticut (2003 – 2008)

Robert M. Dutkowsky, 64

Non-Executive Director

Director Since: 2018

RJF Committees

•  Audit and Risk

Other Public Directorships

•  Current: Tech Data Corporation; U.S. Foods Holding Corp.; Pitney Bowes

•  Former (past 5 years): None

KEY EXPERIENCE AND QUALIFICATIONS

•  Technology and technology risks: More than 40 years of experience in the information technology industry, including senior executive positions in sales, marketing and channel distribution with leading manufacturers and software publishers

•  Corporate governance and leadership: Valuable governance perspectives from substantial senior executive leadership roles and experience as a board member and chairman of several public and private companies

CAREER HIGHLIGHTS

•  Tech Data Corporation, a multinational IT products and services distribution company

•  Executive Chairman (2017 – present)

•  Chief Executive Officer (2006 – 2018)

•  President, Chief Executive Officer, and Chairman, Egenera, Inc., a multinational cloud manager and data center infrastructure automation company (2004 – 2006)

•  President, Chief Executive Officer and Chairman, J.D. Edwards & Co., Inc. an enterprise resource planning (ERP) software company (2002 – 2004)

•  President, Chief Executive Officer and Chairman, GenRad, Inc., a manufacturer of electronic automatic test equipment and related software (2000 – 2002)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Board of Directors, United Way Suncoast

•  Board of Directors, Moffitt Research Committee

•  Advisory Board, University of South Florida Business School

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Jeffrey N. Edwards, 58

Non-Executive Director

Director Since: 2014

RJF Committees

•  CGN&C

•  Securities Repurchase Committee

•  Securities Offerings Committee

Other Public Directorships

•  Current: American Water Works Company, Inc.

•  Former (past 5 years): None

KEY EXPERIENCE AND QUALIFICATIONS

•  Financial services industry: More than two decades of capital markets and corporate finance experience at a global financial services firm

•  Review and preparation of financial statements: Experience as CFO of large financial services company provides valuable insights to our Board

CAREER HIGHLIGHTS

•  Chief Operating Officer, New Vernon Advisers, LP, a registered investment advisor (2009 – present)

•  Merrill Lynch & Co., Inc., a global financial services company

•  Vice Chairman (2007 – 2009)

•  Chief Financial Officer (2005 – 2007)

•  Head of Investment Banking for the Americas (2004 – 2005)

•  Head of Global Capital Markets and Financing (2003 – 2005)

•  Co-head of Global Equities (2001 – 2003)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Director, The NASDAQ Stock Market (2004 – 2006)

•  Director, Medusind, Inc., a medical billing company (2012 – 2019)

Benjamin C. Esty, 57 Non-Executive Director Director Since: 2014 RJF Committees • Audit and Risk (Chair) Other Public Directorships • Current: None • Former (past 5 years): None	KEY EXPERIENCE AND QUALIFICATIONS

•  Finance, investment and risk management: Extensive knowledge of finance and deep experience in the mutual fund/investment management business, including evaluation of fund performance, investment strategies, valuation analysis, trading, and risk management

•  Financial services industry: Provides valuable insight to the Company’s investment banking, commercial banking, and asset management businesses, as well as its own financing activities

•  Executive leadership development: Experience in leadership development assists Board in oversight of management succession

CAREER HIGHLIGHTS

•  Harvard University Graduate School of Business Administration

•  Professor of Business Administration (1993 – present) teaching corporate finance, corporate strategy and leadership

•  Roy and Elizabeth Simmons Professor of Business Administration (with tenure, 2005 – present)

•  Head of the Finance Department (2009 – 2014)

•  Founding faculty Chairman, General Management Program (GMP), a comprehensive leadership program for senior executives

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Director and Chairman of Audit Committee, Harvard Business Publishing, a not-for-profit education company

•  Eaton Vance family of mutual funds

•  Independent Trustee (2005 – 2013)

•  Chairman, Portfolio Management Committee (2008 – 2013)

•  Director, Harvard University Employees Credit Union (1995 – 2001)

•  Member, Finance Committee

•  Finance and Investment Committee, Deaconess Abundant Life Communities, a not-for-profit continuing care retirement community (2017 – present)

Raymond James Financial, Inc.    2020 Proxy Statement  |  3

Anne Gates, 59 Non-Executive Director Director Since: 2018 RJF Committees • Audit and Risk Other Public Directorships • Current: The Kroger Company; Tapestry, Inc. • Former (past 5 years): None	KEY EXPERIENCE AND QUALIFICATIONS

•  Retail and consumer products insight: Over 25 years’ experience in retail and consumer products industry

•  International business and growth markets: Broad business background in finance, marketing, strategy and business development, including growing international businesses

CAREER HIGHLIGHTS

•  President, MGA Entertainment, Inc., a developer, manufacturer and marketer of toy and entertainment products for children (2014 – 2017)

•  The Walt Disney Company, a diversified multinational mass media and entertainment conglomerate (1991 – 2012)

•  Executive Vice President, Chief Financial Officer—Disney Consumer Products (2000 – 2007, 2009 – 2012)

•  Managing Director—Disney Consumer Products Europe and Emerging Markets (2007 – 2009)

•  Senior Vice President of Operations, Planning and Analysis (1998 – 2000)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Board of Trustees, University of California, Berkley Foundation (2016 – present)

•  Board of Directors, Salzburg Global Seminar (2018 – present)

•  Board of Visitors, Fu Foundation School of Engineering and Applied Science, Columbia University (2012 – present)

•  Board of Directors, CADRE

•  Board of Trustees, PBS SoCal

Francis S. Godbold, 76

Director – Vice Chairman

Director Since: 1977

RJF Committees

•  Securities Offerings Committee (alternate)

Other Public Directorships

•  Current: None

•  Former (past 5 years): None

KEY EXPERIENCE AND QUALIFICATIONS

•  Senior leadership experience: Over 50 years of experience at our company (15 years as President), including managing the company through multiple economic/business cycles; extensive experience acquiring and integrating businesses for the company

•  RJ Bank leadership: Active participation in the formation of RJ Bank and service on its board since inception

•  Investment management expertise: Broad capital markets transaction experience in both favorable and difficult markets; led the firm’s entry into several new business segments

•  Lifelong commitment: An enduring commitment to our company, with significant personal and family stock ownership

CAREER HIGHLIGHTS

•  Raymond James Financial, Inc.

•  Vice Chairman (2002 – present)

•  Director, Raymond James Bank, N.A. (1994 – present)

•  Various senior management positions (1969 – 2002)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Trustee Emeritus, Georgia Tech Foundation, Inc. (2011 – present)

•  Trustee, Georgia Tech Foundation, Inc. (2003 – 2011)

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Thomas A. James, 77

Director – Chairman Emeritus

Director Since: 1970

RJF Committees

•  Securities Repurchase Committee

•  Securities Offerings Committee

Other Public Directorships

•  Current: None

•  Former (past 5 years): None

KEY EXPERIENCE AND QUALIFICATIONS

•  Engaged and motivating leader who embodies our firm’s culture: Former Chairman and Chief Executive Officer of our company, with a unique understanding of our businesses and the financial services industry

•  Entrepreneurial mindset: Perspective of an entrepreneur who led the growth of the company founded by his father

•  Lifelong commitment: A deep, personal commitment to our company, exemplified by more than 50 years of service

•  Shareholder advocate: His large stock ownership position ensures that his interests are strongly aligned with those of our other shareholders

CAREER HIGHLIGHTS

•  Raymond James Financial, Inc.

•  Chairman Emeritus (2017 – present)

•  Chairman of the Board (1983 – 2017)

•  Chief Executive Officer (1970 – 2010)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Financial Services Roundtable (2000 – present)

•  Chairman (2007)

•  Former Chairman, The Florida Council of 100

•  Former Chairman, Securities Industry and Financial Markets Association (SIFMA)

•  Certified Financial Planner (1978 – present)

•  Member, Board of Trustees, The Salvador Dalí Museum

•  Founder, The James Museum of Western and Wildlife Art

•  Chairman, Chi Chi Rodriguez Youth Foundation (2006 – present)

•  Former Director, International Tennis Hall of Fame

Gordon L. Johnson, 62

Non-Executive Director

Director Since: 2010

RJF Committees

•  CGN&C (Chair)

•  Director of RJ Bank since 2007

Other Public Directorships

•  Current: None

•  Former (past 5 years): None

KEY EXPERIENCE AND QUALIFICATIONS

•  Banking and financial services: Over 23 years of experience with unaffiliated banks

•  RJ Bank insights: Ten years as a director of RJ Bank, a significant part of our business

•  Entrepreneurial experience: Perspective of an entrepreneur and consumer of business-related financial services

CAREER HIGHLIGHTS

•  President, Highway Safety Devices, Inc., a full service specialty contractor (2004 – present)

•  Bank of America, N.A., a multinational investment bank and financial services company

•  Various managerial and executive positions (1992 – 2002)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Director, Florida Transportation Builders Association (2007 – 2016)

•  Director, Santa Fe Healthcare (2008 – 2014)

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Roderick C. McGeary, 69 Independent Director Since: 2015 RJF Committees • Audit and Risk Other Public Directorships • Current: Cisco Systems, Inc.; PACCAR Inc. • Former (past 5 years): None	KEY EXPERIENCE AND QUALIFICATIONS

•  Review and preparation of financial statements: Deep accounting and auditing knowledge acquired through many years with public auditing firm

•  Leadership and governance: Decades of board and leadership experience involving multiple industries

•  Technology and technology risks: Leadership experience with global technology companies

CAREER HIGHLIGHTS

•  Chairman, Tegile Systems, Inc., a manufacturer of flash storage arrays (2010 – 2012)

•  BearingPoint, Inc., a multinational management and technology consulting firm

•  Chairman (2004 – 2009)

•  Interim Chief Executive Officer (2004 – 2005)

•  Co-President and Co-Chief Executive Officer (1999 – 2000)

•  Chief Executive Officer, Brience, Inc., a provider of software that enables companies to personalize customer experiences through broadband or wireless devices (2000 – 2002)

•  Managing Director, KPMG Consulting LLC, a management consulting firm (April – June 2000)

•  KPMG LLP, the U.S. member of a global network of professional firms providing audit, tax and advisory services

•  Co-Vice Chairman of Consulting (1997 – 1999)

•  Audit Partner for various technology clients (1980 – 1988)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Certified Public Accountant

Paul C. Reilly, 65

Chairman and Chief Executive Officer

Director Since: 2006

RJF Committees

•  Securities Repurchase Committee

•  Securities Offerings Committee

Other Public Directorships

•  Current: None

•  Former (past 5 years): None

KEY EXPERIENCE AND QUALIFICATIONS

•  Strong leader, with prior public company CEO experience: Prior experience as chief executive officer of two complex, global organizations (one of which was a public company) brings a perspective to the Board beyond the financial services industry

•  Auditing and strategic consulting perspective: Background as a CPA and financial services consultant

•  Leadership continuity: Previous service on our Board provides continuity with prior senior management

CAREER HIGHLIGHTS

•  Raymond James Financial, Inc.

•  Chairman (2017 – present)

•  Chief Executive Officer (2010 – present)

•  President (2009 – 2010)

•  Non-executive Director (2006 – 2009)

•  Chair, Audit Committee (2008 – 2009)

•  Korn Ferry International, a global organizational consulting firm

•  Executive Chairman (2007 – 2009)

•  Chairman and Chief Executive Officer (2001 – 2007)

•  Chief Executive Officer, KPMG International, a global network of professional firms providing audit, tax and advisory services (1998 – 2001)

•  National Managing Partner, Financial Services, KPMG LLP, the U.S. member of a global network of professional firms providing audit, tax and advisory services (1995 – 1998)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Member, Board at Large, Securities Industry and Financial Markets Association (SIFMA)

•  Member, Board of Directors, American Securities Association

•  Former Member, The Florida Council of 100

•  Former Member, Financial Services Roundtable

•  Former Director, United Way Suncoast

•  Cabinet Member and former Chairman, Tampa Heart Walk and Heart Ball for the American Heart Association

•  Member, The University of Notre Dame Business Advisory Council

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Raj Seshadri, 54 Non-Executive Director Director Since: 2019 RJF Committees • Audit and Risk Other Public Directorships • Current: None • Former (past 5 years): None	KEY EXPERIENCE AND QUALIFICATIONS

•  Financial services management: Brings to our Board a rare combination of skills and experience from her roles at global brands in marketing, sales, business strategy, asset management, wealth management, and business-to-business partnerships

CAREER HIGHLIGHTS

•  President, U.S. Issuers, Mastercard Incorporated, a global payments and technology company (2016 – present)

•  BlackRock, Inc., a global asset manager

•  Managing Director, Head of iShares Wealth Advisory (2014 – 2015)

•  Managing Director, Global Chief Marketing Officer for iShares (2012 – 2013)

•  Citigroup, Inc., a global financial institution

•  Managing Director, Head of CitiBusiness for Citibank (2010 – 2012)

•  Managing Director, Global Head of Strategy (2008 – 2009)

•  Various positions at U.S. Trust Company, a private wealth advisory firm (2006 – 2008), McKinsey & Company, a global strategy consulting firm (1994 – 2006) and AT&T Bell Laboratories, a research and development organization (1992 – 1993)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Adjunct Professor, Columbia University Graduate School of Business (2012 – present)

•  Trustee, Mount Holyoke College (2017 – present)

•  Member, Management Board, Stanford Graduate School of Business (2017 – present)

•  Member, Global Board, American India Foundation (2019 – present)

•  Member, Advisory Board, SAYA (South Asia Youth Action) (2013 – present)

•  David Rockefeller Fellow (2017 – 2018)

Susan N. Story, 59

Lead Independent Director

Director Since: 2008

RJF Committees

•  CGN&C

•  Securities Repurchase Committee

•  Securities Offerings Committee

Other Public Directorships

•  Current: American Water Works Company, Inc. (to retire April 1, 2020); Dominion Energy, Inc.

•  Former (past 5 years): None

KEY EXPERIENCE AND QUALIFICATIONS

•  Leadership and strategy: Leadership as CEO of American Water Works Company, Inc., a $22 billion publicly traded company, has given her in-depth experience with addressing national economic challenges and regulatory and legislative issues

•  Experience managing highly-regulated industries: Her over five-year tenure as CEO (with prior experience as CFO) of the largest publicly-traded water and wastewater utility in the U.S., operating a highly-regulated utility business in 14 states and market-based businesses in 45 states, together with seven years as CEO of an electric utility in Florida, have provided extensive skills relating to interaction with state and federal regulators and managing complex organizations

•  Technology, cyber security and human capital management: Extensive experience developing and implementing technological advances, including artificial intelligence (AI) and machine learning; overseeing critical infrastructure cyber security protocols and working with the Department of Homeland Security, Department of Defense and state FUSION agencies; recruiting, hiring and training an evolving workforce population; and mitigating rising employee healthcare costs through innovative partnerships and programs

CAREER HIGHLIGHTS

•  American Water Works Company, Inc., a U.S. publicly traded water and wastewater utility company (to retire April 1, 2020)

•  President, Chief Executive Officer and director since May 2014

•  Chief Financial Officer (2013 – 2014)

•  The Southern Company, a transporter and producer of energy

•  Chief Executive Officer, Southern Company Services, Inc., Executive Vice President of Southern (2011 – 2013)

•  President and Chief Executive Officer, Gulf Power Company, Inc. (2003 – 2010)

•  Executive Vice President, Engineering and Construction (2001 – 2003)

•  Senior Vice President of Southern Power Company (2001 – 2003)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

•  Board of Advisors, H. Lee Moffitt Cancer Center and Research Institute

•  Board, United Way of Greater Philadelphia and Southern New Jersey

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Director Independence

For a director to be considered independent under New York Stock Exchange (“NYSE”) rules, the Board must affirmatively determine that the director does not have any “material relationship” with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. A material relationship can include commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has affirmatively determined that ten (10) of our current directors (of whom nine (9) are standing for reelection) are “independent” under NYSE and U.S. Securities and Exchange Commission (“SEC”) rules.

Board Structure and Governance Practices

Role of the Board

Raymond James’ business and affairs are managed under the direction of the Board of Directors. The role of the Board is to oversee management of the company in its efforts to enhance shareholder value and conduct the company’s business in accordance with its mission statement. In this vein, the Board’s duties include assisting management to assess long-range strategies for the company and evaluating management performance.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are available in the Investor Relations section of the company’s website at www.raymondjames.com (the “company’s website”). This document describes the principles the Board follows with respect to, among other matters, the Board’s:

• role and duties	• size and composition

• director responsibilities	• leadership structure

• committees	• access to officers, employees and advisors

• director compensation	• confidentiality

• annual performance self-evaluation	• communications with shareholders

The Board’s Role in Risk Oversight

The Board exercises oversight responsibility with respect to management’s responsibilities to assess and manage our key risks, including market, credit, liquidity, funding, operational, compliance, compensation and reputational risk. The Board has delegated aspects of its oversight responsibility to each of the Audit and Risk Committee (“ARC”) and the CGN&C Committee.

The ARC’s role includes oversight of our risk governance structure and the performance of the Chief Risk Officer (“CRO”) and Chief Compliance Officer. The CRO directs our enterprise risk management program, under which we have prepared qualitative “risk appetite” statements that articulate our conservative risk culture. We have also developed tolerance statements and measures that attempt to quantitatively define appropriate adherence to our risk appetite. These statements are reviewed and approved by a risk committee structure designed to address specific aspects of risk (e.g., market, liquidity, credit, operational, etc.), and that is organized under the direction of our Enterprise Risk Management Committee (“ERMC”). The ARC reviews and approves these risk appetite and tolerance statements on at least an annual basis, and it receives periodic reports from the ERMC and the CRO in order to monitor our adherence to them. The ARC exercises oversight responsibility with respect to the company’s Internal Audit Department. In addition, the ARC receives quarterly risk assessments from the ERMC and CRO that identify new and emerging risks, changes to internal controls, and results of assurance activities, which include internal audits, regulatory examinations, and other self-assessment activities. The chair of the ARC discusses the significant aspects of the enterprise risk management program with the full Board at its regular meetings.

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The CGN&C Committee’s role is to review management’s evaluation of the relationship between our compensation policies and practices and risks arising for the company, and to take steps to prevent such policies and practices from encouraging unnecessary or excessive risk-taking. The CGN&C Committee also takes any action necessary to help the company comply with rules and regulations relating to compensation programs and their relationship to risk management.

Board Composition

The Board currently consists of thirteen (13) directors. The Board does not consider individual directors to be responsible for particular areas of the Board’s focus or specific categories of issues that may come before it. Rather, the Board seeks to assemble a group of directors that, as a whole, represents a mix of experiences and skills that allows appropriate deliberation on all issues that the Board might be likely to consider.

Director Qualifications

The Board believes there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position on the Board, including that such nominee:

• demonstrate high standards of integrity and character	• offer important perspectives on some aspect of the company’s business based on experience

• may not be on the boards of more than three (3) other public companies	• may not be subject to certain convictions or judgments of courts or regulatory authorities

Nominating Process and Succession Planning — Board Commitments

The CGN&C Committee reviews the experience and qualifications of all potential nominees to the Board. In considering director candidates, the CGN&C Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates his or her mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the Board balance of diversity of perspectives, backgrounds and experiences. The CGN&C Committee routinely considers diversity as a part of its deliberations but does not have a formal policy regarding diversity. With respect to current directors, the CGN&C Committee considers the individual’s past participation in, and contributions to, the activities of the Board. The CGN&C Committee recommends director nominees to the Board based on its assessment of overall suitability to serve.

We understand that certain institutional investors and proxy advisory firms may deem Ms. Story overboarded based on her chief executive position and the number of public company boards on which she serves, resulting in concerns that she may face excessive time commitments in fulfilling her duties. The Board has noted that Ms. Story has announced her retirement as CEO and director of American Water Works Company, Inc., effective April 1, 2020. While the Board recognizes that outside board and other commitments could affect a director’s ability to devote sufficient time and attention to board duties, after discussing this issue with Ms. Story our Board has concluded – based on ongoing significant contributions throughout her tenure – that Ms. Story’s existing CEO duties through March 31, 2020 will not limit her ability to devote sufficient time and attention to her duties as Lead Director of the company.

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Illustrated below is an overview of the process to identify the desired skills and experience of candidates as well as evaluate potential candidates for the Board.

Nominations by Shareholders

The CGN&C Committee will consider candidates recommended for nomination to the Board by shareholders under Florida law and our By-laws. Our By-laws contain advance notice and a number of other requirements applicable to any shareholder nomination, including a description of the information that must be included with any such proposal. The manner in which the committee evaluates candidates recommended by shareholders would be generally the same as any other candidate. However, the CGN&C Committee would also consider information concerning any relationship between a shareholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the shareholders. The committee would not evaluate a candidate recommended by a shareholder unless, among the other requirements of our By-laws, the shareholder’s proposal contains all of the information necessary to conduct an evaluation. For information regarding shareholder proposal deadlines, please see below under “Additional Information — Shareholder Proposals for the 2021 Annual Meeting.”

Election of Directors

Each director is elected by shareholders at our annual meeting for a term of one (1) year, (subject to extension until a successor is duly elected and qualified and subject to such director’s earlier resignation or removal). Under our By-laws, unless the election is contested, each director nominee must receive a majority vote to be elected. A “majority vote” means that the number of votes cast in favor of a nominee exceeds the number of votes cast against the nominee. In a contested election, directors are elected by a plurality of the votes cast.

In addition, each director nominee must tender an irrevocable conditional resignation to the company, to be effective only upon (i) the director’s failure to receive the required shareholder vote in an uncontested election, and (ii) Board acceptance of such resignation. If any nominee fails to receive the required vote, the CGN&C Committee will recommend that the Board accept the resignation unless it determines that the best interests of the company and its shareholders would not be served by doing so. Absent such determination, the Board will accept the resignation no later than 120 days from the certification of the shareholder vote, subject to maintaining compliance with NYSE or SEC rules. The Board will promptly disclose publicly its decision to accept or reject such resignation and the reasons therefor.

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Director Tenure

We believe that non-executive directors (those directors who are not officers or employees of the company) who have longer-term experience with the company have gained a level of familiarity with its operations that enables them to make valuable contributions to Board deliberations. Nevertheless, our Corporate Governance Principles contemplate that directors are normally expected to serve no more than 12 years on the Board. As previously noted, director Shelley G. Broader, who has served for 12 years, is not standing for re-election at the Annual Meeting. The Board reserves the right, in extraordinary circumstances, to waive this limitation to allow a director—if elected by the shareholders—to serve up to three additional one-year terms. In this connection, the Board has determined that the need for continuity of service of the company’s Lead Director Susan Story constitutes a sufficient basis for waiving the above tenure limitation to permit her to serve a further one-year term.

Board Leadership Structure

The Board believes it is in the company’s best interests to periodically evaluate its leadership structure and make a determination regarding whether to separate or combine the roles of Chairman and chief executive officer (“chief executive officer” or “CEO”) based on circumstances at the time of its evaluation. By retaining flexibility to adjust the company’s leadership structure, the Board believes that it is best able to provide for appropriate management and leadership of the company and address any circumstances the company may face. Since 2017, our chief executive officer, Mr. Paul Reilly, has also served as Chairman of the Board. The Board believes that a combined Chairman/chief executive officer structure provides the company with a single leader who communicates the firm’s business and strategy to our shareholders, clients, employees, regulators and the public, promoting accountability for the company’s performance. For these reasons, the Board believes that our existing board leadership structure continues to be the most appropriate one for the company. Nevertheless, the Board may reassess the appropriateness of this structure at any time, including following future changes in Board composition, in management, or in the character of the company’s business and operations.

Lead Independent Director

The Board also believes that independent leadership is important, and it has appointed an independent director, Susan N. Story, who has served as lead director (“Lead Director”) since 2016. Ms. Story’s knowledge of the company’s business and strategy from her years of service as a director, together with her significant executive leadership experience, contribute to her ability to effectively fulfill the role of Lead Director. The Board has structured the role of our Lead Director to strike an appropriate balance to the combined Chairman and CEO role and to fulfill the important requirements of independent leadership on the Board.

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The Board has approved a Charter for the Lead Director, which provides that the Lead Director is elected by the independent directors for a renewable term of three years. The charter also sets forth the Lead Director’s specific responsibilities, including to:

•	preside at Board meetings in the absence of the Chairman, subject to the By-laws

•	review and approve Board meeting agendas and schedules

•	advise on information submitted to the Board

•	serve as liaison for communication between non-executive directors and shareholders

•	communicate individual performance feedback from board peer evaluations in private meetings with each director
•	preside over executive sessions of non-executive directors

•	recommend topics for Board consideration

•	serve as a liaison between non-executive directors and the Chairman

•	with the CGN&C Committee, facilitate the Board’s annual self-evaluation process

•	assist CGN&C Committee in conducting its performance evaluation of CEO and in CEO succession planning

The Charter of the Lead Director, which is available on the company’s website, provides a more detailed description of the role and responsibilities, qualifications, and the procedures for appointment of, the Lead Director.

Code of Ethics and Directors’ Code

As part of our ethics and compliance program, our Board has approved:

•

Code of Ethics for Senior Financial Officers (the “Code of Ethics”) which applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, and

•	Code of Business Conduct and Ethics for Members of the Board of Directors (“Directors’ Code”) that applies to all members of the Board.

Both the Code of Ethics and the Directors’ Code are posted on our company’s website. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, the Code of Ethics or the Directors’ Code by posting such information on our website. The company also maintains a reporting hotline (888-686-8351), where employees and individuals outside the company can anonymously submit a complaint or concern regarding compliance with applicable laws, rules or regulations, the Code of Ethics, as well as accounting, auditing, ethical or other concerns.

Engagement with Shareholders

The Board believes that fostering long-term relationships with shareholders and maintaining their trust and goodwill is a top priority for the company. Senior management conducts engagements with key shareholders throughout the year in order to ensure that our management and Board understand and address the issues that are important to our shareholders. These engagements cover a wide range of issues, such as strategy, financial performance, governance and other current matters. In addition to our quarterly earnings releases and related conference calls, we release monthly operating metrics. Our chief executive officer, chief financial officer and our head of investor relations attend several investor conferences each year and also participate in “roadshows” to meet with our investors. In addition, we host an annual Investor Day (typically at our corporate headquarters), at which our senior executives make presentations concerning a wide variety of strategic and financial matters. Our chief financial officer and our head of investor relations also speak with analysts and investors throughout the year. Individual members of our Board may also be involved in appropriate cases. For information on how to contact members of our Board, please see the section below entitled “Additional Information—Communications with the Lead Director and Non-Executive Directors.”

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Executive Sessions

The non-executive directors meet in executive session without management at least four times per year during a regularly-scheduled Board meeting. Ms. Susan Story, our Lead Director, presided at the regular executive sessions of the non-executive directors.

Committee Membership and Meetings

The Board has delegated authority to committees to assist in overseeing the management of the company. The members and chair of each committee are appointed and removed by the Board. The committee chairs review and approve agendas for all meetings of their respective committees. The responsibilities of the ARC and the CGN&C Committee are defined in their respective charters, which incorporate the applicable requirements of the SEC and NYSE and are available at the company’s website at www.raymondjames.com/investor-relations/corporate-governance/charters.

The following table identifies the Board’s committees, their respective members, and provides information about meetings during the fiscal year ended September 30, 2019 (“fiscal 2019”).

Director	Audit and Risk Committee	Corporate Governance, Nominating and Compensation Committee	Securities Repurchase Committee	Securities Offerings Committee
Charles G. von Arentschildt	M	—	—	—
Shelley G. Broader(1)	M	—	—	—
Robert M. Dutkowsky	M	—	—	—
Jeffrey N. Edwards	—	M	M	M
Benjamin C. Esty	C	—	—	—
Anne Gates	M	—	—	—
Gordon L. Johnson	—	C	—	—
Roderick C. McGeary	M	—	—	—
Susan N. Story	—	M	M	M
Raj Seshadri(2)	M
Thomas A. James	—	—	M	M
Paul C. Reilly	—	—	M	M
Francis S. Godbold	—	—	—	AM
Fiscal 2019 Committee Meetings
Total Committee Meetings	8	5	0	0

M — Member, C — Chairman, AM — Alternate Member

(1)	Not standing for re-election at the 2020 Annual Meeting.

(2)	Appointed effective June 1, 2019.

The Board has affirmatively determined that each member of the ARC and the CGN&C Committee is “independent” under NYSE and SEC rules. The Board has further determined that each member of the ARC is “financially literate” and that each of Ms. Gates and Messrs. Esty and McGeary qualifies as an “audit committee financial expert” and has “accounting or related financial management expertise” under applicable NYSE or SEC rules.

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Audit and Risk Committee

The ARC’s responsibilities include:

•	oversight of the independent auditor, including annually reviewing the independent auditor’s report and evaluating its qualifications, performance and independence

•

reviewing and discussing with management and the independent auditor (i) the audited financial statements and related disclosures, (ii) earnings press releases, (iii) critical accounting policies, (iv) internal controls over financial reporting and disclosure controls and procedures, (v) use of non-GAAP financial measures, and (vi) any audit problems

•	oversight of the company’s internal audit function

•	oversight of management’s responsibilities to manage key risks, including the company’s enterprise risk management program

•	oversight of the company’s risk governance structure

•	reviewing reports from the chief compliance officer and general counsel

The Audit and Risk Committee charter provides a more detailed description of the role and responsibilities of this committee.

Corporate Governance, Nominating and Compensation Committee

The CGN&C Committee’s responsibilities for compensation matters include:

•	annually approving senior management compensation structure

•	annually setting criteria for compensating the CEO, evaluating his or her performance and determining the amount of his or her compensation

•	reviewing succession planning for senior management, including the CEO

•	approving and overseeing the administration of equity-based and other incentive compensation plans

•	annually recommending to the Board the amounts of company contributions to employee benefit plans, and

•	overseeing administration of other employee benefit plans.

The CGN&C Committee’s responsibilities for nominations and corporate governance include:

•	reviewing the qualifications and experience of potential director nominees and recommending them to the Board

•	reviewing succession planning for the CEO and other senior management positions

•	developing and monitoring compliance with corporate governance policies

•	leading the Board and its committees in annual reviews of their performance

•	periodically reviewing and assessing our codes of ethics and recommending changes to the Board,

•	recommending reasonable director compensation to the Board, and

•	exercising sole authority to retain director candidate search firms, including determining their compensation and terms of engagement.

The CGN&C Committee charter provides a more detailed description of the role and responsibilities of this committee.

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Securities Repurchase Committee

The Securities Repurchase Committee has authority (as determined by the Board) to approve certain purchases of our stock or notes from time to time. It does not have a separate charter or chairperson.

Securities Offerings Committee

The Securities Offerings Committee has authority (as determined by the Board) to approve the terms of securities offered by the company. It does not have a separate charter or chairperson.

Meeting Attendance

During fiscal 2019, the Board held four meetings (not including committee meetings). Each director nominated for re-election at the Annual Meeting attended one hundred percent (100%) of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served during fiscal 2019. It is the policy of the Board that all directors attend the annual shareholder meeting. All of our directors other than Mr. Robert P. Saltzman (whose term was expiring) and Ms. Raj Seshadri (who did not join the Board until June 2019) attended the February 2019 annual meeting.

Management Succession Planning

The Board believes that effective management succession planning, particularly for the CEO role, is important for the continued success of the company. Among the responsibilities of the CGN&C Committee is the review of succession planning for the CEO and other senior management positions. Consequently, our CEO and chief human resources officer make detailed presentations to the CGN&C Committee and the Board annually on senior management succession plans and individual development plans for identified successors. This information is compiled through an organization-wide process designed to identify potential successors, evaluate the “readiness” of internal candidates and identify situations where the company may need to consider external talent. The Board discusses the development plans of succession candidates, particularly for the CEO role, and monitors such candidates’ progress. High potential leaders are also given exposure to all Board members through formal presentations and informal events, which provide directors with opportunities to personally assess the candidates’ skills and leadership capabilities.

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Director Compensation

The CGN&C Committee reviews and determines the compensation paid to non-executive directors at least every three years. We also reimburse each of our non-executive directors for their travel expenses incurred in connection with attendance at Board and committee meetings. Directors who are Raymond James employees (Messrs. Godbold, James and Reilly) do not receive any additional compensation for their services as directors. In determining non-executive director compensation, the committee considers, among other things, the following principles:

•

that the compensation should fairly pay for the work, time commitment and effort required from directors of an organization in size and scope of business activities similar to the company, including service on committees,

•	that a component of compensation should be designed to align the directors’ interests with the long-term interests of shareholders, and

•	that director independence may be impaired if director compensation exceeds customary levels.

As a part of its review, the committee has engaged Pay Governance LLC as a third-party consultant to report on comparable non-executive director compensation practices and levels. No executive officer of the company is involved in determining or recommending non-executive director compensation levels.

The CGN&C Committee recommended, and the Board approved, the annual fees for non-executive directors described in the table below. On February 28, 2019, the Board approved an increase in the Lead Director Fee from $25,000 to $40,000. All annual cash fees are paid in quarterly installments in arrears for the period of service between regularly-scheduled Board meetings. The company does not pay meeting attendance fees.

Director Fee Type	Description	Amount

Annual Retainer	Cash retainer	$100,000

Shares Fee	Restricted stock unit (“RSU”) award vesting on 1st anniversary of grant	$150,000

Lead Director Fee	Supplemental cash fee for board leadership role	$40,000

ARC Chair Fee	Supplemental cash fee for committee leadership role	$60,000

CGN&C Committee Chair Fee	Supplemental cash fee for committee leadership role	$30,000

We have also entered into indemnification agreements with each of our non-executive directors, which provide for indemnification, to the fullest extent permitted by applicable law, with respect to all expenses and claims that a director incurs in connection with any event or occurrence related to the fact that the director was serving as a director, officer, fiduciary, employee, agent or advisor of Raymond James or any of our affiliates. Pursuant to the agreements, directors may also obtain advancement of certain expenses in connection with indemnified claims. (A copy of the form of indemnification agreement is an exhibit to our Annual Report on Form 10-K, as filed with the SEC.)

We encourage our directors to attend educational programs that assist them in the performance of their duties, and we reimburse reasonable costs of such attendance where approved in advance by the company.

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Director Compensation Table for 2019

The following table sets forth the compensation paid to our non-executive directors for services during fiscal 2019.

Name(1)	Fees Paid in Cash(2)		Stock Awards(3)		All Other Compensation(4)	Total
Charles G. von Arentschildt	$100,000		$149,954		$1,956	$251,910
Shelley G. Broader	$100,000		$149,954		$3,684	$253,638
Robert M. Dutkowsky(5)	$89,031		$212,387	(6)	$ —	$301,418
Jeffrey N. Edwards	$100,000		$149,954		$3,684	$253,638
Benjamin C. Esty	$155,000		$149,954		$3,684	$308,638
Anne T. Gates	$100,000		$149,954		$1,924	$251,878
Gordon L. Johnson	$168,500	(7)	$174,893	(8)	$5,018	$348,411
Roderick C. McGeary	$100,000		$149,954		$1,956	$251,910
Robert P. Saltzman(9)	$50,000		$—		$3,684	$53,684
Raj Seshadri(10)	$22,024		$112,474	(11)	$ —	$134,498
Susan N. Story	$132,500		$149,954		$3,684	$286,138

(1)

Mr. Godbold, our Vice Chairman, is an employee who does not receive any additional compensation for services as a director. Please see the section below entitled “Relationships and Related Transactions” for information regarding his compensation as an employee.

(2)	Includes the annual retainer and, as applicable, Lead Director and committee chair fees.

(3)

The amounts shown in this column represent the aggregate grant date fair value of RSUs granted to our directors who are not Named Executive Officers in fiscal year 2019. With the exception of RSUs awarded to Mr. Dutkowsky and Ms. Seshadri upon their appointment to the Board (see footnotes 6 and 11 below for more information) and Mr. Johnson for service as a director of RJ Bank, the grant date fair value per share of the RSUs granted to each of the directors in fiscal year 2019 under Accounting Standards Codification (ASC) Topic 718 (“ASC Topic 718”) was $83.82. Awards vest on the first anniversary of the grant.

(4)	All other compensation represents accrued dividend equivalents on unvested RSUs as of September 30, 2019.

(5)	Appointed effective October 4, 2018.

(6)	Includes 662 RSUs awarded to Mr. Dutkowsky upon his appointment to the Board. The grant date fair value per share of these RSUs was $94.31.

(7)	The fees paid in cash to Mr. Johnson include $46,000 paid to him by RJ Bank for his service as a director.

(8)	Includes 302 RSUs awarded to Mr. Johnson for service as a director of RJ Bank. The grant date fair value per share of these RSUs was $82.58.

(9)	Mr. Saltzman did not stand for re-election in 2019 and his term ended on February 28, 2019.

(10)	Appointed effective June 1, 2019.

(11)	Represents 1,362 RSUs awarded to Ms. Seshadri upon her appointment to the Board. The grant date fair value per share of these RSUs was $82.58.

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The aggregate number of share awards outstanding, as of September 30, 2019, for each of our non-executive directors was as follows:

Name	Restricted Stock Units Outstanding (#)
Charles G. von Arentschildt	1,789
Shelley G. Broader	1,789
Robert M. Dutkowsky	2,451
Jeffrey N. Edwards	1,789
Benjamin C. Esty	1,789
Anne Gates	1,789
Gordon L. Johnson	2,571
Roderick C. McGeary	1,789
Raj Seshadri	1,362
Susan N. Story	1,789

Stock Ownership Policy for Directors and Executive Officers

The Board maintains a Directors and Executive Officers Stock Ownership Policy that stipulates the following ownership levels of shares of our common stock that non-executive directors and executive officers are required to attain within five years of their election or the policy’s most recent adoption / revision (November 21, 2019).

Title	Holding requirement	Valuation	What counts?
Non-executive director	5X annual retainer	Average of NYSE closing price during 60 days prior to measurement	• Shares owned directly or jointly with family members • Shares owned indirectly • Unvested time-based restricted stock and RSUs
Chief Executive Officer	7X annual salary
Executive Officers	3X annual salary

An individual’s compliance with the policy is tested annually as of the last trading day of each fiscal year. Until the required ownership level is achieved, each individual must retain 100% of the net shares (after deductions for taxes or option exercise price) obtained through the company’s share incentive plans.

The following table shows, as of September 30, 2019, the progress of our non-executive directors towards meeting the requirements of the policy.

Name	Year Service Commenced	Shares of Stock Held (#)	Restricted Stock Units Held (#)	Total Shares Held (#)	Share Ownership Goal Met (1)
Charles G. von Arentschildt	2015	7,159	1,789	8,948	✓
Shelley G. Broader	2008	22,281	1,789	24,070	✓
Robert M. Dutkowsky	2018	—	2,451	2,451	—
Jeffrey N. Edwards	2014	12,281	1,789	14,070	✓
Benjamin C. Esty	2014	11,581	1,789	13,370	✓
Anne Gates	2018	1,617	1,789	3,406	—
Gordon L. Johnson	2010	18,328	2,571	20,899	✓
Roderick C. McGeary	2015	6,621	1,789	8,410	✓
Raj Seshadri	2019	—	1,362	1,362	—
Susan N. Story	2008	25,138	1,789	26,927	✓

(1)	Based on our current compensation practices, it is anticipated that Mr. Dutkowsky, Ms. Gates and Ms. Seshadri will attain their share ownership goals within the time period prescribed by the policy.

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COMPENSATION MATTERS

Compensation Discussion and Analysis

Introduction

This section presents a discussion and analysis of the philosophy and objectives of the CGN&C Committee (“Committee”) in designing and implementing compensation programs for our executive officers. We describe the compensation decisions relating to our chief executive officer, chief financial officer, and our next three most highly-compensated executive officers (collectively, “named executive officers” or “NEOs”), who for 2019 were:

Name	Title

Paul C. Reilly	Chairman and Chief Executive Officer

Jeffrey P. Julien	Executive Vice President (EVP) — Finance and Chief Financial Officer (CFO)

James E. Bunn	President — Global Equities and Investment Banking — Raymond James & Associates, Inc.

Scott A. Curtis	President — Private Client Group

Bella Loykhter Allaire	EVP — Technology and Operations — Raymond James & Associates, Inc.

Objectives of our Compensation Program

We compete for talent with other large financial services firms throughout the country, and our ability to sustain or improve our position in this highly competitive environment depends substantially on our ability to continue to attract and retain the most qualified employees. We thus strive to maintain compensation policies that enable us to attract, motivate and retain high-quality executive officers and ensure that their individual interests are aligned with those of our shareholders. Our goal is to reward executive officers for the achievement of near-term and long-term strategic and operational goals, while at the same time avoiding excessive risk-taking. We therefore structure our incentive awards to include vesting, deferred payment, and cancellation and claw-back provisions that protect the company.

Our executive compensation program emphasizes discretionary variable annual performance compensation and long-term incentive compensation, a portion of which will be received by the executive only upon our attainment of specific financial targets. We adjust dollar amounts of annual grants to reward achievement of the company’s financial and strategic objectives. In addition, a portion of long-term incentive compensation serves shareholders’ interests by conditioning vesting upon future performance that executes on the Company’s long-term business strategy. Our NEOs participate on the same basis as other employees in health and welfare, and paid time-off benefits.

Use of Equity Compensation

We deliver a substantial portion of incentive compensation in the form of equity awards — generally RSUs — a portion of which will vest based on future return on equity (“ROE”) performance and are subject to cancellation and claw-back over a multi-year period. The Committee believes that delivering equity aligns employee interests with those of shareholders and helps motivate executives to achieve financial and strategic goals within the bounds of the Company’s risk tolerance levels.

Awards to CEO. The annual bonus for our CEO is delivered 50% in cash and 50% in the form of RSUs. 60% of the portion paid in RSUs will vest on the third anniversary of the grant only if the company attains certain defined

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adjusted average after-tax ROE(1) levels over a 3-year measurement period (“performance RSUs”). The remaining 40% of the portion paid in RSUs will vest on the third anniversary of grant.

Awards to Other Executive Officers. Where the annual bonus of one of our other executive officers (including NEOs) exceeds $275,000, a variable portion of the amount over $250,000 is similarly delivered in RSUs. The proportion of bonus delivered in RSUs increases with the size of the bonus. Specifically, for each segment of bonus that falls within the dollar parameters set forth in the following table, the indicated percentage is delivered in RSUs, with the balance delivered in cash:

Segment of Annual Bonus	Portion in RSUs	Portion in Cash

$250,000 – $500,000	10%	90%

$500,001 – $1,000,000	15%	85%

$1,000,001 – $2,000,000	20%	80%

$2,000,001 – $3,000,000	25%	75%

Above $3,000,000	50%	50%

Of the RSUs delivered to such other executive officers, 50% are performance RSUs that will vest on the third anniversary of the grant only if the company attains certain defined ROE levels. The remaining 50% of these RSUs vest on the third anniversary of grant.

Performance RSU Vesting Based on ROE. The Committee has chosen ROE because it believes it is an appropriate indicator of the return the company is delivering on shareholders’ equity, since it reflects both bottom-line profitability and the manner in which the company is managing shareholders’ equity to generate such profitability. The Committee believes that ROE is particularly relevant for the financial services industry in light of the capital-intensive nature of many of our businesses, making it a useful measure of relative performance across many financial services firms. The Committee uses adjusted ROE(1) as presented in our quarterly earnings releases, which excludes certain material items that are not indicative of our core operating results.

The Committee determines the appropriate ROE vesting scale for the grant of each year’s performance RSUs. The performance RSUs will vest — if at all — in an amount that falls between 50% and 150% of the stated target for the award, depending on the company’s ROE for the applicable measurement period. The Committee may adjust the vesting scale for a particular year of grants in order to reflect equity, interest rate and credit market conditions, and to ensure that vesting of these awards remains a challenge but is reasonably attainable considering our Board’s commitment to maintaining conservative capital levels.

(1) Adjusted ROE is a non-GAAP measure. Please refer to Appendix B for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

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For grants made in respect of fiscal 2019 performance, the Committee determined the following vesting formula (with results to be interpolated as necessary):

Our Compensation Practices

What We Do

Pay for performance. We award annual variable compensation based on the performance of the company and the individual. The great majority of our executive officers’ compensation is variable and not guaranteed.

Use deferred compensation. Variable compensation for our executive officers also includes a deferred component, in that a portion of annual bonuses (“stock bonus awards”) is delivered in the form of RSUs.

Performance-based equity awards. The vesting of sixty percent (60%) for our CEO, and fifty percent (50%) for our other NEOs, of the RSUs awarded to our executive officers as stock bonus awards is tied to the achievement of defined adjusted ROE(1) levels over a three-year measurement period (“performance vesting”).

Long vesting periods. Both the time-vesting and performance-vesting portions of our stock bonus awards generally vest on a cliff basis three years after the grant date. Both our outstanding legacy stock options and the retention RSUs with which we have replaced them generally vest 60% on the 3rd anniversary, and 20% on each of the 4th and 5th anniversaries, of their grant dates. In addition, each award under our Long-Term Incentive Plan (“LTIP”), a non-qualified retention plan for highly compensated employees, cliff vests at the end of a five-year period.

“Claw-back” policy. We maintain a robust compensation recoupment policy, which permits the company to recover compensation in the event of a financial restatement, inaccurate performance measures, and serious misconduct or materially imprudent judgment that results in material financial or reputational harm to the company.

Stock ownership guidelines. We maintain stock ownership requirements for our executive officers, creating a further link between management interests, company performance and shareholder value. All of our NEOs have reached or exceeded the ownership requirements.

(1) Adjusted ROE is a non-GAAP measure. Please refer to Appendix B for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

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“Double triggers.” Our award agreements for RSUs generally maintain the requirement of “double triggers” on the accelerated vesting of awards in the event of a change in control, meaning that an executive must actually be terminated following the change in control before vesting will be accelerated.

Limited perquisites. We provide very limited perquisites that provide a demonstrable benefit to the company’s business.

What We Don’t Do

No long-term employment agreements. Our executive officers, including our CEO and other NEOs, are employed by us on an “at will” basis and do not have any special arrangements for severance payments following termination.

No dividends on unearned performance-based awards. We do not pay dividends or dividend equivalents on performance-based awards during the vesting period. Rather, dividends are deferred and paid only based on performance achieved, with no premiums.

No “gross ups.” We do not generally provide excise tax “gross ups,” other than in the case of certain relocation expenses, consistent with our relocation policy.

No pledging by insiders. The company maintains a policy under which our directors and executive officers are prohibited from pledging our common stock, subject to any exception granted for a non-margin pledge upon special application.

No short selling or hedging by insiders. Our directors and executive officers are generally prohibited from engaging in short sales, transacting in publicly traded or private options and engaging in hedging or monetization transactions with respect to our common stock.

No option re-pricing. Our equity incentive plans contain certain provisions prohibiting option re-pricing absent approval of our shareholders.

No option backdating or “spring-loading.” We do not backdate options or grant options retroactively. In addition, we do not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Options for our stock are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date.

Consideration of Prior “Say on Pay” Vote

We hold an advisory vote of our shareholders on executive compensation annually. At the 2019 annual shareholders meeting, 96.46% of the votes cast were in favor of the advisory proposal to approve our NEOs’ compensation (the “Say-on-Pay” proposal). We believe that the 2019 vote approving the Say-on-Pay proposal conveyed our shareholders’ strong support of the Committee’s decisions and our existing executive compensation programs. Based on this feedback, the Committee determined to continue our current compensation practices as described herein.

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Elements of Compensation

The Committee utilizes the following balanced mix of compensation elements for executive officers, with total compensation weighted heavily towards variable elements that reward longer-term performance.

Type	Pay Element & Purpose		How Amount Is Determined
		Base Salary - Provides base level of pay	➣	Internal and external market factors
			➣	Reviewed annually, with adjustments - if any - effective at beginning of calendar year
		Annual Bonus - Cash Provides competitive incentive opportunity	➣	Based on company’s annual financial results and progress against strategic objectives
			➣	Funded from a pool not exceeding 6% of consolidated pre-tax income, with no individual bonus exceeding 3%
			➣	For CEO, bonus is delivered 50% in cash and 50% in equity awards
			➣	For other NEOs, a variable portion of bonus is delivered in equity awards
		Annual Bonus - Equity Aligns executive with shareholder interests	➣	For CEO, 50% of bonus delivered in RSUs, with 60% of RSUs performance-vesting and 40% time-vesting
		Encourages retention by vesting at end of 3-year period	➣	For other NEOs, a variable portion of bonus is delivered in RSUs, with equity proportion increasing with size of bonus
			➣	For other NEOs, 50% of RSUs vest on 3rd anniversary of grant, and remaining 50% vest on 3rd anniversary of grant conditional on company performance
		Performance vesting awards depend on company’s achievement of ROE thresholds, thus further aligning executive with long-term shareholder interests	➣	Performance vesting requires company to attain defined adjusted (non-GAAP) average after-tax return on equity levels over a three-year vesting period (“ROE”)
			➣	Depending on ROE achieved, performance vesting RSUs may vest from 0% to 150% of stated target amount
		Retention Awards - RSUs Aligns executive with shareholder interests	➣	Annual time-vesting RSU grants to executives are driven by retention needs
		Encourages retention by longer vesting period	➣	Vests 60% on 3rd anniversary, and 20% on each of 4th and 5th anniversaries of grant
Retirement Plan Contributions - Profit Sharing, ESOP and LTIP align executive with shareholder interests since contributions are based on company financial results
	☐	Profit Sharing Plan	➣	Contributions to Profit Sharing, ESOP and LTIP determined annually based on company performance
	☐	Employee Stock Ownership Plan (ESOP)	➣	Profit Sharing and ESOP are qualified retirement plans covering all associates
	☐	Long Term Incentive Plan (LTIP) - encourages retention by vesting at end of five-year period	➣	LTIP is a non-qualified retention plan for highly compensated employees which relates to earnings in excess of qualified plan compensation limits
	☐	401(k) Plan - facilitates tax-advantaged retirement savings	➣	Modest matching of employee contributions into 401(k) Plan

Fiscal 2019 Company Performance Highlights

Strategic Execution. The firm successfully executed several strategic initiatives during fiscal 2019. In the Private Client Group segment, fiscal 2019 was a very strong year for financial advisor recruiting, and retention of advisors remained excellent. In the Capital Markets segment, we continued to make significant investments to expand and strengthen our M&A platform, both in the U.S. and Europe including the acquisition of Silver Lane Advisors, which has extensive expertise and relationships in the asset and wealth management sectors. The Asset Management segment continued to benefit from increased utilization of fee-based accounts by our Private Client Group clients and

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purchased the remaining 55% of ClariVest Asset Management. Raymond James Bank continued to utilize its lending solutions to better serve clients in the Private Client Group and Capital Markets segments while maintaining strong credit metrics. Finally, we continued investing in technology and our risk management infrastructure to strengthen our relationships with our advisors and clients and to remain compliant with regulatory requirements. Most importantly, we successfully implemented these strategic initiatives while maintaining our unique, client-focused culture.

Financial Performance. Our company generated strong financial results in fiscal 2019. We achieved record annual net revenues of $7.74 billion and record net income of $1.03 billion, or $7.17 per diluted share. On a non-GAAP basis, adjusted net income was $1.07 billion, (1) or $7.40 per diluted share. (1) Our other financial accomplishments during the year included:

•	Net revenues increased 6% and earnings per diluted share increased 25% compared to fiscal 2018,

•	Adjusted earnings per diluted share of $7.40(1) increased 14% compared to adjusted diluted earnings per share of $6.47(1) in fiscal 2018,

•	Our ROE for the fiscal year was 16.2%, or 16.7%(1) on an adjusted basis, which is very strong particularly given our prudent capital position throughout fiscal 2019,

•	Repurchased 9.83 million common shares for $752 million, at an average price of approximately $76.50 per share under the Board’s repurchase authorization, and

•	The ratio of the firm’s total capital to risk-weighted assets remained above 20% throughout the year, well above regulatory requirements.

The firm’s solid performance in fiscal 2019 was driven by record annual net revenues for all four of our core segment and record pre-tax income in our Private Client Group segment, Asset Management segment and Raymond James Bank.

•

Private Client Group — Record net revenues of $5.36 billion increased 5% and record pre-tax income of $579 million increased 1% over fiscal 2018. Record net revenues were driven by strong growth in assets in fee-based accounts, a significant net increase in the number of financial advisors to a record of more than 8,000, and the benefit derived from higher short-term interest rates. Private Client Group assets under administration ended the fiscal year at a record $798.4 billion, representing 6% growth over September 30, 2018.

(1) Adjusted net income, adjusted earnings per diluted share, and adjusted ROE are non-GAAP measures. Please refer to Appendix B for reconciliations of these measures to the most directly comparable GAAP measures and other required disclosures.

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•

Capital Markets — Record net revenues of $1.08 billion increased 12% and pre-tax income of $110 million increased 21% over fiscal 2018, respectively. Results in the Capital Markets segment were helped by strong investment banking revenues of $564 million, which were up 21% over fiscal 2018. Additionally, increased rate volatility during the second half of the year helped boost fixed income results, while equity brokerage revenues declined due to continued structural and cyclical factors.

•

Asset Management — Record net revenues of $691 million increased 6% and record pre-tax income of $253 million increased 8% over fiscal 2018. Record net revenues were driven by growth in financial assets under management, which grew 2% to $143.1 billion at the end of the fiscal year. The annual growth in financial assets under management was attributable to strong net inflows in fee-based accounts in the Private Client Group and equity market appreciation, which more than offset net outflows for Carillon Tower Advisers.

•

Raymond James Bank — Record net revenues of $846 million increased 16% and record pre-tax income of $515 million increased 5% over fiscal 2018. Record results were driven by robust loan growth with a focus on lending to clients of the Private Client Group and Capital Markets segments. Net loans at Raymond James Bank finished the year at a record $20.9 billion, reflecting 7% growth for the year. The increase in short-term interest rates helped the Bank’s net interest margin increase by 10 basis points to 3.32% in fiscal 2019 from 3.22% in fiscal 2018. Credit metrics remained strong throughout the year with nonperforming assets of 0.18% of total assets and criticized loans of 1.36% of total loans.

Use of Compensation Consultants

In making compensation decisions, the Committee considers numerous factors of company and individual performance, as well as market data regarding compensation levels for comparable industry positions. The Committee does not attempt to rank or assign relative weight to any particular factor, however. The Committee does not rely on any factor as a substitute for its own judgment, but rather applies its independent discretion to consider them in their entirety. Although the Committee did not “benchmark” compensation against a peer group, it did engage an outside compensation consultant, Pay Governance LLC, to provide market data in connection with its 2019 compensation determinations for executive officers, including our NEOs. The Committee uses such data as a reference to assist it in maintaining a general awareness of industry compensation standards and trends. The market data does not formulaically determine the Committee’s compensation decisions for any particular executive officer, however. Similarly, the Committee does not target a particular percentile of any peer group with respect to total pay packages or any individual component of pay.

Peer Group Comparisons

For 2019, the Committee used the following peer groups for the indicated NEOs:

Peer Group for Mr. Reilly — Chairman and CEO, and Mr. Julien,* — CFO

Affiliated Managers Group	Invesco Ltd.	State Street Corp.

Ameriprise Financial Inc.	Jefferies Financial Group	Stifel Financial Corp.

Charles Schwab Corp.	Lazard Ltd.	T. Rowe Price Group Inc.

E*TRADE Financial Corp.	Legg Mason, Inc.	TD Ameritrade Holding Corp.

Edward Jones	LPL Financial Holdings Inc.

Franklin Resources Inc.	Northern Trust Corp.

*	Peer group used for Mr. Julien excluded T. Rowe Price Group, Inc.

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Peer Group for Mr. Bunn
Head of Investment Banking Role	Head of Equities Role

Jefferies	KeyCorp.

JMP Securities	Cowen and Company

Moelis & Company Group LP	JMP Securities

Nomura Securities	Leerink Partners

Robert W. Baird & Co.	Nomura Securities

William Blair & Company	Piper Jaffray

SunTrust Bank

William Blair & Company

Peer Group for Mr. Curtis — President — Private Client Group

Bank of America Merrill Lynch*	Morgan Stanley*	TD Securities

Comerica	PNC Bank	U.S. Bancorp

E-Trade	Regions Financial Corporation	UBS Wealth Management US*

Fifth Third Bank	Robert W. Baird & Co.	Wells Fargo Bank*

Franklin Templeton Investments	SunTrust Banks

LPL Financial Services	Synovus Financial

*	Compared Head of Brokerage role

Peer Group for Ms. Loykhter Allaire — EVP Technology and Operations

Branch Banking & Trust Co.	Franklin Templeton	SunTrust Bank

Citizens Financial Group	Invesco Ltd.	TD Ameritrade Holding Corp.

Comerica	Legg Mason & Co.	William Blair & Company

Fidelity Investments	LPL Financial Services

Fifth Third Bank	Royal Bank of Canada

Changes to our Compensation Practices for 2019

We made no significant changes to our compensation practices for 2019.

2019 Compensation Decisions

In November 2019, our chairman and chief executive officer, Mr. Reilly, evaluated the performance of the company and the individual performance of each executive officer, including the NEOs, against previously-determined individual goals. Mr. Reilly made recommendations to the Committee as to the amounts of annual bonus and retention RSUs to be awarded each executive officer (other than himself). The Committee reviewed and discussed such recommendations, as well as market data provided by its compensation consultant. The Committee evaluated the performance of Mr. Reilly and each of our other NEOs in light of all the above information. It then reviewed such information with the other non-executive directors and approved the compensation described below.

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Target Compensation for 2019

The Committee sets annual compensation targets for our executive officers. The 2019 compensation targets were based upon historical compensation, financial industry surveys and fiscal 2019 budget projections. In setting these targets, the Committee also stipulated that annual bonuses would be funded from a pool equal to 6% of consolidated pre-tax income, with no individual bonus to exceed 3% of such measure.

Individual Performance for 2019

Set forth below is a summary of the material accomplishments of each NEO for fiscal 2019, grouped by the areas of focus determined by the Committee at the beginning of the fiscal year, which the Committee considered in exercising its discretion to award compensation for 2019. The Committee awarded each named executive officer the bonus and other compensation in the amounts indicated.

Paul C. Reilly, Chairman and CEO

2019 Contributions include:

•	Provided strong leadership that resulted in achieving record revenue and pre-tax income
•	Delivered strong ROE result
•	Solid performance versus market peers
•	Outpaced Financial Advisor recruiting and retention results
•	Solid progress on the continuing build out of the firm’s Compliance and Supervision functions
•	Continued to invest in the development of key leaders for strong succession planning and executed several leadership changes during the year
•	Strong leadership of the firm’s diversity and inclusion strategy and initiatives

Compensation: The Committee approved an annual bonus for 2019 of $11,750,000.

Jeffrey P. Julien, Executive Vice President, Finance and CFO

2019 Contributions include:

•	Supported the company in achieving record net revenues of $7.74 billion, record pre-tax income of $1.375 million, return on equity of 16.2%, and an adjusted return on equity of 16.7%(1)

•	As its Chairman, led Raymond James Bank to asset growth of 11% and record bank net revenues and pre-tax income, all while maintaining strong credit discipline

•	Oversaw the firm’s share repurchase program, which resulted in returning approximately $945 million to shareholders through a combination of dividends and share repurchases

•	Successfully prepared his successor as he plans to step down as CFO in December 2019

Compensation: Mr. Reilly recommended, and the Committee approved, an annual bonus for 2019 of $2,950,000.

James E. Bunn, President of Global Equities and Investment Banking

2019 Contributions include:

•	Led Global Equities and Investment Banking business unit to record annual net-revenues, including record Investment Banking revenues

•	Responsible for significant growth in Investment Banking revenues, including record M&A results

•	Maintained cost discipline within the Equity Research business

•

Actively pursued attractive acquisition opportunities to strengthen the firm’s investment banking franchise; acquired Silver Lane, an investment banking boutique focused on the wealth and asset management industry

•	Successfully sold the operations related to research, sales and trading of European equities

Compensation: Mr. Reilly recommended, and the Committee approved, an annual bonus for 2019 of $4,300,000.

(1) Adjusted net income, adjusted earnings per diluted share, and adjusted ROE are non-GAAP measures. Please refer to Appendix B for reconciliations of these measures to the most directly comparable GAAP measures and other required disclosures.

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Scott A. Curtis, President, Private Client Group (PCG)

2019 Contributions include:

•	Led the domestic PCG business to achieve record net revenues and pre-tax income

•	Achieved record levels of assets under administration and assets in fee-based accounts

•	Strong advisor recruiting and retention leading to a record number of financial advisors

•	Solid progress on enhancing the firm’s Compliance and Supervision infrastructure

•	Successful mentoring and transition of his successor for independent contractor division

Compensation: Mr. Reilly recommended, and the Committee approved, an annual bonus for 2019 of $2,550,000.

Bella Loykhter Allaire, Executive Vice President of Technology and Operations

2019 Contributions include:

•

Led Technology and Operations organizations to have a significant positive impact on the firm’s ability to recruit and retain financial advisors by providing the tools and services required to serve their clients

•	Successfully led a significant agenda to provide best-in-industry solutions and service levels while maintaining strong cost discipline

•	Implemented a new change management process to increase awareness and adoption of new or changing technology solutions

Compensation: Mr. Reilly recommended, and the Committee approved, an annual bonus for 2019 of $2,750,000.

The following charts present the mix of compensation elements actually received for 2019 performance by our CEO and our other named executive officers (average) (excluding retirement plan contributions):

Components of Total Direct Compensation — 2019 Actual

CEO	Other NEOs - Average

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Annual Direct Compensation for 2019

After assessing the company’s financial and strategic performance for fiscal 2019 and evaluating the individual performance of our NEOs, the Committee exercised its discretion to award annual direct compensation for 2019 as set forth in the following table.

This Annual Direct Compensation Table differs from the Summary Compensation Table (“SCT”) on page 34 required by SEC rules, and is not a substitute for the SCT. There are two main differences:

•

We grant annual bonuses (cash and equity components) after our fiscal year has ended. Equity awards granted in fiscal 2020 to reward fiscal 2019 performance are therefore shown as 2019 compensation in this Annual Direct Compensation Table. The SCT, however, reports equity awards in the year they are granted, irrespective of the year they were earned.

•	The SCT contains a column reporting “All Other Compensation,” which amounts are not part of the Committee’s compensation determinations and are thus not shown in this Annual Direct Compensation Table.

		Annual Direct Compensation
			Incentive Compensation
Name and Principal Position	Year	Salary	Cash Bonus	Time Vesting Stock Bonus Awards(1)(2)	Performance Vesting Stock Bonus Awards(1)(2)(3)		Time Vesting Stock Retention Awards(2)(4)		Total
Paul C. Reilly	2019	$500,000	$5,875,040	$2,349,984	$3,524,976	(5)	$1,101,875		$13,351,875
Chairman and Chief	2018	$500,000	$5,500,043	$2,199,983	$3,299,974	(6)	$953,375		$12,453,375
Executive Officer	2017	$486,250	$5,700,056	$1,900,015	$1,899,929	(7)	$1,103,750		$11,090,000
Jeffrey P. Julien	2019	$300,000	$2,412,554	$268,723	$268,723	(5)	$443,570	(8)	$3,693,570
Executive VP, Finance and	2018	$295,000	$2,262,508	$243,746	$243,746	(6)	$381,350		$3,426,350
Chief Financial Officer	2017	$280,000	$2,000,070	$199,965	$199,965	(7)	$441,500		$3,121,500
James E. Bunn	2019	$300,000	$3,100,074	$599,963	$599,963	(5)	$440,750		$5,040,750
President	2018	$281,250	$2,825,052	$462,474	$462,474	(6)	$381,350		$4,412,600
Global Equities and Investment Banking — RJA
Scott A. Curtis President Private Client Group	2019	$300,000	$2,112,563	$218,764	$218,673	(5)	$440,750		$3,290,750

Bella Loykhter Allaire Executive VP Technology and Operations — RJA	2019	$300,000	$2,262,513	$243,789	$243,698	(5)	$440,750		$3,490,750

(1)

Other than with respect to Mr. Reilly’s 2018 and 2019 bonuses, represents the applicable portion of any annual bonus that exceeds $275,000 for each NEO that is delivered in the form of RSUs. The proportion delivered in RSUs varies with the size of the annual bonus according to the formula presented on page 20 hereof. Of Mr. Reilly’s 2018 and 2019 total bonuses, 50% was delivered in cash and 50% in RSUs. Of the RSUs, 40% were subject to time-vesting and 60% were subject to performance vesting. Each RSU vests, if at all, on the third anniversary of the grant date.

(2)

Each RSU represents a contingent right to receive (i) one share of common stock and (ii) non-preferential dividend equivalents equal to the sum of any dividends on the shares of common stock underlying the RSU that were actually paid during the vesting period.

(3)

Represents the aggregate number of RSUs delivered as annual bonus, computed as described in footnote (1) to this table. RSUs reported in this column vest, if at all, contingent upon the company achieving certain defined adjusted ROE levels over a 3-year measurement period, in accordance with the formula presented in footnote (20) to the Outstanding Equity Awards at Fiscal Year End for 2019 table. See footnote 9 below.

(4)

Stock retention awards delivered in the form of RSUs. Other than with respect to Mr. Julien’s 2019 stock retention award, the RSUs vest 60% on the third, and 20% on each of the fourth and fifth anniversaries of the grant date.

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(5)

RSUs granted in fiscal 2020 vest contingent upon the company achieving adjusted ROE over a vesting period consisting of fiscal years 2020 - 2022, as explained in footnote (3) above. The following amounts represent the maximum value at the grant date of the RSUs granted in fiscal year 2020 for fiscal year 2019 performance: Mr. Reilly $5,287,464, Mr. Julien $403,085, Mr. Bunn $899,945, Mr. Curtis $328,010, and Ms. Loykhter Allaire $365,547.

(6)

RSUs granted in fiscal year 2019 vest contingent upon the Company achieving adjusted ROE over a vesting period consisting of fiscal years 2019 - 2021, as explained in footnote (3) above. The following amounts represent the maximum value at the grant date of the RSUs granted in fiscal year 2019 for fiscal year 2018 performance: Mr. Reilly $4,949,961, Mr. Julien $365,619 and Mr. Bunn $693,711.

(7)

RSUs granted in fiscal year 2018 vest contingent upon the Company achieving adjusted ROE over a vesting period consisting of fiscal years 2018 - 2020, as explained in footnote (3) above. The following amounts represent the maximum value at the grant date of the RSUs granted in fiscal year 2018 for fiscal year 2017 performance: Mr. Reilly $2,849,894 and Mr. Julien $299,948.

(8)

Mr. Julien’s 2019 stock retention award includes 2,000 RSUs that vest 100% on the third anniversary of the grant date and 3,000 RSUs that vest 60% on the third, and 20% on each of the fourth and fifth anniversaries of the grant date.

(9)	Adjusted ROE is a non-GAAP measure. Please refer to Appendix B for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

Alignment of CEO Compensation with Total Shareholder Return. The following graph shows the total return on $100 invested in the company’s stock on September 30, 2014, compared to total annual direct compensation of our CEO for each year represented. We believe this demonstrates that our CEO’s total compensation is highly correlated to total shareholder return over these time periods. (As previously disclosed, in making its 2015 compensation decisions, the Committee approved an upward adjustment to better align CEO compensation with the Corporate Peers group.)

Hedging Policy

The company maintains a written Insider Trading Policy (“Policy”) that is designed to prohibit company personnel from violating insider trading laws and prevent even the appearance of improper conduct. The Policy applies to directors, officers, employees and other associates of the company, together with certain of their family members and controlled entities (“Covered Persons”). The Policy imposes the following restrictions on trading in securities issued by the company (including our common stock), whether or not the Covered Person is aware of material nonpublic information concerning the company.

Directors and Executive Officers. Under the Policy, members of the Company’s Board and its executive officers (the “Pre-Clearance Group”) may not, in connection with our securities:

•	engage in transactions in publicly traded or private options or other derivative securities

•	hold such securities in a margin account unless such securities have been exempted from any security interest of the broker

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•

pledge such securities as collateral for a loan, unless the person (i) has demonstrated the financial capacity to repay the loan without selling any pledged securities, and (ii) has submitted in advance a written approval request to the Legal Department, or

•	utilize standing orders for longer than one business day (other than employee stock option limit orders or approved Rule 10b5-1trading plans).

All Covered Persons. In addition, no Covered Person (including the Pre-Clearance Group) may, in connection with our securities:

•	engage in short sales

•

transact in publicly traded or private options; except that non-Pre-Clearance Group members may sell covered call options, and/or buy protective put options in non-speculative, bona fide transactions against an existing, non-restricted long position (with certain exceptions)

•	enter into, modify or cancel a standing order when subject to a trading “blackout”

•	allow any financial advisor to purchase or sell such securities within a discretionary account, or

•	engage in hedging or monetization transactions.

The Policy permits Covered Persons to request limited exceptions to these restrictions from time to time from the Legal Department.

Compensation Recoupment Policy

The company maintains a Compensation Recoupment Policy that is intended to reduce potential risks associated with our compensation plans, and thus better align the long-term interests of our NEOs and our shareholders. The policy contains three triggers that could result in “claw-back” of compensation: (i) instances of financial statement restatement, (ii) discovery of a materially inaccurate performance measure that resulted in inappropriate award or vesting of incentive compensation, and (iii) serious misconduct or materially imprudent judgment that caused the company material financial or reputational harm. (Incentive compensation is defined to include any compensation other than base salary, and it thus includes cash, shares of stock, restricted shares, RSUs and stock options.) The third trigger gives the Committee authority to require forfeiture of the employee’s unvested incentive compensation awards and/or reimbursement of the most recently-received annual bonus. It applies to all executive officers and to any other employee whose annual incentive compensation exceeds 50% of total annual compensation, with the exception of Private Client Group financial advisors and branch managers.

Compensation and Risk

The Board, with the assistance of the Committee, has evaluated our compensation policies and practices for all employees. Specifically:

➣

At the direction of the Committee, an independent compensation consultant partners with our Enterprise Risk Management and Human Resources functions to conduct an independent assessment of the material incentive compensation plans across the organization every other year.

➣

This process begins with an objective evaluation of job functions, assessing the level of risk influence across six specific categories: credit, liquidity, market, operational, legal & compliance and reputational.

➣

Incentive plans for job functions that were identified as having the potential to expose the company to the highest level of risk are further reviewed across a consistent framework to identify potential operational plan risks of the incentive design.

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➣

The incentive design evaluation focuses on key elements of the plan design, including: (i) performance measures, (ii) funding, (iii) performance period and pay mix, (iv) goal setting, (v) leverage, and (vi) controls and processes.

➣	In alternating years, Human Resources conducts a high level updating review with a focus on:

•	Any material changes to executive and associate incentive plans

•	Adoption of any new incentive plans or inclusion of new roles therein

•	Review of any acquired company compensation plans and roles.

The most recent bi-annual review noted that our practices of requiring deferral of a portion of bonus amounts into a mix of time- and — in the case of executive officers — performance-vesting equity awards, our robust share ownership guidelines, our compensation recoupment policy and our prohibition on hedging by executives all serve to further mitigate risk in our compensation plans.

The review concluded that none of the company’s incentive plans were likely to motivate behavior that would result in a material adverse impact to the company. The potential risks identified through the process were determined to be effectively mitigated through established risk controls, leadership oversight, and our culture of proactive risk management.

After reviewing an update to the above review, our Board has concluded that our compensation policies in general, and our incentive programs in particular, remain well aligned with the interests of our shareholders and do not create risks that are reasonably likely to result in a material adverse effect on the company.

Annual Compensation Framework & Process

Pay-Setting Process. Following recommendation by our chairman and CEO, the Committee sets performance priorities at the beginning of each fiscal year to guide its evaluation of company and individual executive officer performance throughout the year. These performance priorities are a directional assessment and their attainment or non-attainment does not correspond to any specific compensation decision or amount of compensation. At such time, the Committee also stipulates that annual bonuses will be funded from a pool not to exceed 6% of consolidated pre-tax income, with no individual bonus to exceed 3% of such measure.

Following completion of a fiscal year, our chairman and CEO reviews the performance of the company and evaluates the individual performance of each executive officer, including the NEOs, against previously-determined individual goals. Our CEO then makes recommendations to the Committee as to the respective amounts of annual bonus and retention RSUs to be awarded to each NEO (other than himself). Similarly, the Committee (in the absence of the CEO) reviews the performance of the CEO and determines the appropriate amounts of his annual bonus and retention RSU grants. In the course of its deliberations, the Committee also discusses these recommendations with the other non-executive directors.

To inform its use of discretion in determining compensation, the Committee evaluates both company and individual performance. The Committee does not utilize formulaic financial performance goals or targets, and performance metrics are not assigned any specific weighting for purposes of determining the compensation awarded to the CEO or other NEOs. Since market conditions — and the macroeconomic environment — strongly affect the financial services industry and can change dramatically during the course of a year, the Committee assesses financial performance at the end of the year in light of the most recent facts and circumstances. No single financial or performance metric controls compensation decisions. Rather, such data are used to help the Committee better understand company and individual performance. After evaluating the performance of our CEO and each of our other NEOs for the relevant fiscal year, the Committee applies its discretion to determine the compensation for each.

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Income Deduction Limitations under Section 162(m). Section 162(m) of the Internal Revenue Code (“§162(m)”) generally sets a limit of $1 million on the amount of compensation that the company may deduct for federal income tax purposes in any given year with respect to the compensation of “covered employees,” which currently includes our principal executive officer, our principal financial officer and the three most highly compensated executive officers (as well as individuals in these categories in certain prior years). Historically, compensation that qualified as “performance-based compensation” under §162(m) could be excluded from this $1 million limit. This exception was repealed effective for taxable years beginning after 2017, with certain transition relief. The Committee’s general intent prior to repeal was to structure our executive compensation programs so that some payments could qualify as “performance-based compensation.” However, the Committee may have decided from time to time to grant compensation that would not qualify as “performance-based compensation” if appropriate to achieve the objectives of the company’s compensation program. The Committee continues to believe that the tax deduction limitation should not be permitted to compromise its ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that, in certain cases, is not deductible for federal income tax purposes, and it is possible that awards intended to qualify as “performance-based compensation” under the transition relief may not so qualify.

Based on the factors discussed under “2019 Compensation Decisions” above, in fiscal 2019 the company paid, and in fiscal 2020 the Committee expects the Company to pay, certain NEOs compensation, including a base salary, annual bonus and retention RSUs that, in the aggregate, exceeds $1 million in value. The Committee believes that this compensation is necessary in order to maintain the competitiveness of the total compensation package and, as a result, has determined that it is appropriate, regardless of whether certain amounts of such compensation are ultimately deductible for federal income tax purposes.

Raymond James Financial, Inc.    2020 Proxy Statement  |  33

2019 COMPENSATION TABLES

Summary Compensation Table for Fiscal 2019

The following table sets forth information about compensation earned by our named executive officers during fiscal 2017, 2018 and 2019 in accordance with SEC rules. The information presented below may be different from compensation information presented in this Proxy Statement under the caption “Compensation Discussion and Analysis,” since that section describes compensation decisions made with respect to the indicated fiscal year, regardless of when the compensation was actually paid or granted. For a more detailed explanation of the differences between the presentation in the Compensation Discussion and Analysis and the table below, please see the note on page 29.

Name	Year	Salary	Bonus(1)	Stock Awards(2)		All Other Compensation(3)	Total
Paul C. Reilly	2019	$500,000	$5,875,040	$6,453,332	(4)	$262,022	$13,090,394
Chairman and CEO	2018	$500,000	$5,500,043	$4,903,694		$219,906	$11,123,643
	2017	$486,250	$5,700,056	$3,394,366		$187,575	$9,768,247

Jeffrey P. Julien	2019	$300,000	$2,412,554	$868,842	(5)	$114,831	$3,696,227
EVP, Finance and Chief Financial Officer	2018	$295,000	$2,262,508	$841,430		$141,690	$3,540,628
	2017	$280,000	$2,000,070	$672,146		$138,932	$3,091,148

James E. Bunn	2019	$300,000	$3,100,074	$1,306,298	(6)	$115,385	$4,821,757
President, Global Equities and Investment Banking—RJA	2018	$281,250	$2,825,052	$1,484,167		$153,176	$4,743,645

Scott A. Curtis	2019	$300,000	$2,112,563	$781,320	(7)	$125,363	$3,319,246
President, Private Client Group

Bella Loykhter Allaire	2019	$300,000	$2,262,513	$831,278	(8)	$317,148	$3,710,939
EVP, Technology and Operations—RJA

(1)	The amounts disclosed in the Bonus column represent the annual cash bonus, as described in the CD&A, awarded to the NEOs.

(2)

The amounts shown in the Stock Awards column represent the grant date fair value of equity awards granted to the NEOs in the fiscal year shown. For a description of the assumptions used in calculating the fair value of equity awards under ASC Topic 718, see Note 2 to our financial statements in our Form 10-K report for the year ended September 30, 2019. For more information, see the Grants of Plan Based Awards for Fiscal 2019 table below.

(3)	See the All Other Compensation table below for a breakdown of these amounts.

(4)	Includes 41,608 RSUs that vest over time and 43,662 RSUs that are performance vesting awards. The maximum value at the grant date of the performance vesting RSUs for Mr. Reilly is $4,949,961.

(5)	Includes 8,225 RSUs that vest over time and 3,225 RSUs that are performance vesting awards. The maximum value at the grant date of the performance vesting RSUs for Mr. Julien is $365,619.

(6)	Includes 11,119 RSUs that vest over time and 6,119 RSUs that are performance vesting awards. The maximum value at the grant date of the performance vesting RSUs for Mr. Bunn is $693,711.

(7)	Includes 7,646 RSUs that vest over time and 2,646 RSUs that are performance vesting awards. The maximum value at the grant date of the performance vesting RSUs for Mr. Curtis is $299,978.

(8)	Includes 7,977 RSUs that vest over time and 2,976 RSUs that are performance vesting awards. The maximum value at the grant date of the performance vesting RSUs for Ms. Loykhter Allaire is $337,389.

34  |  Raymond James Financial, Inc.    2020 Proxy Statement

All Other Compensation Table for Fiscal 2019

The following table sets forth more detailed information concerning the items included in the “All Other Compensation” column of the Summary Compensation Table above.

Name	Employee Stock Ownership Plan Contribution	Profit Sharing Contribution(1)	401(k) Company Match	Deferred Compensation Plan Contribution(2)	Deferred Compensation Plan Gain(2)	Accrued Dividends(3)	Commissions	Perquisites		Total All Other Compensation
Paul C. Reilly	$5,500	$15,107	$1,000	$44,100	$3,784	$156,212	$—	$36,319	(4)	$262,022
Jeffrey P. Julien	$5,500	$17,138	$1,000	$44,100	$24,141	$22,952	$—	$—		$114,831
James E. Bunn	$5,500	$15,576	$1,000	$44,100	$13,463	$35,746	$—	$—		$115,385
Scott A. Curtis	$5,500	$15,762	$1,000	$44,100	$7,528	$32,697	$849	$17,927	(5)	$125,363
Bella Loykhter Allaire	$5,500	$15,038	$1,000	$44,100	$216,648	$34,862	$—	$—		$317,148

(1)	The employer-funded profit sharing contribution is based on the length of service and fiscal-year compensation, capped at the IRS annual compensation limit.

(2)	See Nonqualified Deferred Compensation table for more information.

(3)	Includes accrued dividend equivalents on unvested RSUs as of September 30, 2019.

(4)

Includes company-paid travel, hotel and meal related expenses for spouse in conjunction with company-sponsored off-site business meetings. Company-paid travel expenses for spouse include approximately $30,387 in airfare ticket costs.

(5)	Includes company-paid travel, hotel and meal related expenses for spouse in conjunction with company-sponsored off-site business meetings.

Grants of Plan Based Awards for Fiscal 2019

The following table contains information concerning plan-based awards granted to each of the NEOs during fiscal 2019.

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)(2)
Name	Grant Date	Threshold(3)	Target(4)	Maximum(5)	All Other Stock Awards: Number of Units(2)		Grant Date Fair Value of Stock Awards ($)(6)
Paul C. Reilly	12/14/2018	21,831	43,662	65,493			$3,299,974
	12/14/2018				29,108	(7)	$2,199,983
	11/29/2018				12,500	(8)	$953,375
Jeffrey P. Julien	12/14/2018	1,613	3,225	4,838			$243,746
	12/14/2018				3,225	(7)	$243,746
	11/29/2018				5,000	(8)	$381,350
James E. Bunn	12/14/2018	3,060	6,119	9,179			$462,474
	12/14/2018				6,119	(7)	$462,474
	11/29/2018				5,000	(8)	$381,350
Scott A. Curtis	12/14/2018	1,323	2,646	3,969			$199,985
	12/14/2018				2,646	(7)	$199,985
	11/29/2018				5,000	(8)	$381,350
Bella Loykhter Allaire	12/14/2018	1,488	2,976	4,464			$224,926
	12/14/2018				2,977	(7)	$225,002
	11/29/2018				5,000	(8)	$381,350

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(1)

The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the minimum, target and maximum number of shares that could be received by each listed officer upon the vesting of RSUs, excluding dividend equivalents. RSUs vest based on the Company’s adjusted three-year average ROE for fiscal years 2019, 2020 and 2021. See footnote (20) to the Outstanding Equity Awards at Fiscal Year End for 2019 table hereof for more information. See footnote 9.

(2)

Each RSU represents a contingent right to receive (i) one share of common stock and (ii) non-preferential dividend equivalents equal to the sum of any dividends on the shares of common stock underlying the RSUs that were actually paid during the vesting period.

(3)	Threshold is 50 percent of awarded RSUs if the adjusted three-year average ROE is at least equal to 7 percent.

(4)	Target is 100 percent of awarded RSUs if the adjusted three-year average ROE is equal to 13 percent.

(5)	Maximum is 150 percent of awarded RSUs if the adjusted three-year average ROE is 19 percent or more.

(6)

Reflects the grant date fair value of each equity award computed in accordance with ASC Topic 718. For a description of the assumptions used in calculating the fair value of equity awards under ASC Topic 718, see Note 2 of our financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

(7)

We deliver a portion of the annual bonus awarded to highly compensated employees in the form of RSUs (see the CD&A for more information). These RSUs vest approximately three years from the date of grant.

(8)	We grant stock retention awards in the form of RSUs. These RSUs vest 60% on the third, and 20% on each of the fourth and fifth, anniversaries of the grant date.
(9)	Adjusted ROE is a non-GAAP measure. Please refer to Appendix B for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

36  |  Raymond James Financial, Inc.    2020 Proxy Statement

Outstanding Equity Awards at Fiscal Year End for 2019

The following table contains information as of September 30, 2019 about the outstanding equity awards held by our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date		Number of Units of Stock That Have Not Vested		Market Value of Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(2)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested(1)
Paul C. Reilly		2,500	$55.49	11/20/21	(3)	18,446	(4)	$1,521,057	27,668	(5)	$2,281,503
						4,000	(6)	$329,840	32,894	(7)	$2,712,439
						21,930	(8)	$1,808,348	65,493	(9)	$5,400,553
						10,000	(10)	$824,600
						29,108	(11)	$2,400,246
						12,500	(12)	$1,030,750
						12,500	(13)	$1,030,750
Jeffrey P. Julien		2,500	$55.49	11/20/21	(3)	2,155	(4)	$177,701	3,231	(5)	$266,428
						2,000	(6)	$164,920	3,462	(7)	$285,477
						2,308	(8)	$190,318	4,838	(9)	$398,941
						5,000	(10)	$412,300
						3,225	(11)	$265,934
						5,000	(12)	$412,300
						5,000	(13)	$412,300
James E. Bunn	800		$48.20	11/21/20	(14)	4,597	(4)	$379,069	9,179	(9)	$756,900
	1,000	1,000	$55.49	11/20/21	(15)	560	(16)	$46,178
						8,977	(8)	$740,243
						3,000	(10)	$247,380
						6,119	(11)	$504,573
						8,000	(12)	$659,680
						5,000	(13)	$412,300
Scott A. Curtis	1,582		$37.87	11/29/19	(17)	1,793	(4)	$147,851	2,688	(5)	$221,652
	7,497		$48.20	11/21/20	(18)	3,000	(6)	$247,380	3,029	(7)	$249,771
	10,000	2,500	$55.49	11/20/21	(3)	2,020	(8)	$166,569	3,969	(9)	$327,284
						5,000	(10)	$412,300
						2,646	(11)	$218,189
						5,000	(12)	$412,300
						5,000	(13)	$412,300
Bella Loykhter Allaire	2,074		$48.20	11/21/20	(19)	2,069	(4)	$170,610	3,102	(5)	$255,791
		2,500	$55.49	11/20/21	(3)	3,000	(6)	$247,380	3,246	(7)	$267,665
						2,164	(8)	$178,443	4,464	(9)	$368,101
						7,000	(10)	$577,220
						2,977	(11)	$245,483
						5,000	(12)	$412,300
						5,000	(13)	$412,300

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(1)	The market value of stock awards is based on the closing market price of our common stock on the NYSE on September 30, 2019, which was $82.46.

(2)

The number of units reported assumes that the award received by each NEO upon vesting is based upon achieving an adjusted average ROE based on the thresholds disclosed in footnote (20) to this table. Please refer to Appendix B for a reconciliation of GAAP financial measures to non-GAAP measures for fiscal years 2017, 2018 and 2019.

(3)	The 2,500 option award was granted seven years prior to the option expiration date. The unexercisable options vest in five years from the date of grant.

(4)	The RSU award was granted on December 15, 2016 and cliff vests three years from that date.

(5)

The RSU award was granted on December 15, 2016 and vests three years from that date based on the company’s three-year adjusted average ROE for fiscal years 2017, 2018 and 2019. Represents the maximum of 150 percent of awarded RSUs given the adjusted average ROE for fiscal years 2017, 2018 and 2019.

(6)	The RSU award was granted on November 18, 2015. The unvested RSUs vest 50% in four years and 50% in five years from the date of grant.

(7)

The RSU award was granted on December 15, 2017 and vests three years from that date based on the company’s three-year adjusted average ROE for fiscal years 2018, 2019 and 2020. Represents the maximum of 150 percent of awarded RSUs given the estimated adjusted average ROE for fiscal years 2018 and 2019.

(8)	The RSU award was granted on December 15, 2017 and cliff vests three years from that date.

(9)

The RSU award was granted on December 14, 2018 and vests three years from that date based on the company’s three-year adjusted average ROE for fiscal years 2019, 2020 and 2021. Represents the maximum of 150 percent of awarded RSUs given the estimated adjusted average ROE for fiscal year 2019.

(10)	The RSU award was granted on November 30, 2016 and vests 60% three years, 20% four years and 20% five years from grant date.

(11)	The RSU award was granted on December 14, 2018 and cliff vests three years from that date.

(12)	The RSU award was granted on November 30, 2017 and vests 60% three years, 20% four years and 20% five years from grant date.

(13)	The RSU award was granted on November 29, 2018 and vests 60% three years, 20% four years and 20% five years from grant date.

(14)	The 4,000 option award was granted seven years prior to the option expiration date.

(15)	The 5,000 option award was granted seven years prior to the option expiration date. The unexercisable options vest five years from date of grant.

(16)	The RSU award was granted on November 19, 2015. The unvested RSUs vest 50% in four years and 50% in five years from the date of grant.

(17)	The 10,000 option award was granted seven years prior to the option expiration date.

(18)	The 10,000 option award was granted seven years prior to the option expiration date.

(19)	The 12,500 option award was granted seven years prior to the option expiration date.

(20)

Certain RSUs granted since fiscal year 2016 vest on the 3rd anniversary of the grant only if the company attains certain adjusted average ROE levels over a 3-year vesting period. The vesting formulas are as follows, with results to be interpolated:

                                               Awards Granted in Fiscal Years 2019 and 2020

Adjusted 3-Year Average ROE	RSU Vesting Percentage

≥19%	150%

16%	125%

13%	100%

10%	75%

7%	50%

<7%	0%

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Awards Granted in Fiscal Year 2018

Adjusted 3-Year Average ROE	RSU Vesting Percentage

≥18%	150%

15%	125%

12%	100%

9%	75%

6%	50%

<6%	0%

Awards Granted in Fiscal Year 2017

Adjusted 3-Year Average ROE	RSU Vesting Percentage

≥17%	150%

14%	125%

11%	100%

8%	75%

5%	50%

<5%	0%

Option Exercises and Stock Vested for Fiscal 2019

The following table provides information about stock options exercised by the NEOs during fiscal 2019 and RSU awards held by our NEOs that vested in fiscal 2019.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise(1)		Value Realized On Exercise(2)	Number of Shares Acquired on Vesting(3)		Value Realized On Vesting(4)
Paul C. Reilly	24,890	(5)	$651,915	55,213	(6)	$4,126,558(7)
Jeffrey P. Julien	22,390		$553,390	8,256		$626,072(8)
James E. Bunn	—		$—	12,369	(9)	$924,270(10)
Scott A. Curtis	6,503	(11)	$223,945	10,783	(12)	$824,212(13)
Bella Loykhter Allaire	30,316	(14)	$809,273	11,562	(15)	$881,993(16)

(1)	Total number of shares underlying the options exercised during fiscal year 2019.

(2)	Amounts in this column reflect the difference between the market price on the date of exercise and the exercise price of the options exercised, multiplied by the number of options exercised.

(3)	Total number of RSUs that vested during fiscal 2019.

(4)	The value of the shares on each respective vesting date using the closing market price for our common stock.

(5)	After disposition of a portion of the shares subject to the award back to the company to cover exercise price and/or taxes, the net number of shares issued was 5,509.

(6)	After disposition of a portion of the shares subject to the award back to the company to cover taxes, the net number of shares issued was 36,623.

(7)

6,000 shares vested on November 18, 2018 when the closing price of our common stock was $78.74. 2,000 shares vested on November 21, 2018 when the closing price of our common stock was $76.10. 20,891 shares vested on December 15, 2018 when the closing price of our common stock was $74.34. 26,322 shares vested on January 2, 2019 when the closing price of our common stock was $74.04.

(8)

3,000 shares vested on November 18, 2018 when the closing price of our common stock was $78.74. 2,326 shares vested on December 15, 2018 when the closing price of our common stock was $74.34. 2,930 shares vested on January 2, 2019 when the closing price of our common stock was $74.04.

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(9)	After disposition of a portion of the shares subject to the award back to the company to cover taxes, the net number of shares issued was 7,779.

(10)

840 shares vested on November 19, 2018 when the closing price of our common stock was $77.91. 1,000 shares vested on November 21, 2018 when the closing price of our common stock was $76.10. 10,529 shares vested on December 15, 2018 when the closing price of our common stock was $74.34.

(11)	After disposition of a portion of the shares subject to the award back to the company to cover exercise price and/or taxes, the net number of shares issued was 6,035.

(12)	After disposition of a portion of the shares subject to the award back to the company to cover taxes, the net number of shares issued was 7,785.

(13)

4,500 shares vested on November 18, 2018 when the closing price of our common stock was $78.74. 2,000 shares vested on November 21, 2018 when the closing price of our common stock was $76.10. 1,895 shares vested on December 15, 2018 when the closing price of our common stock was $74.34. 2,388 shares vested on January 2, 2019 when the closing price of our common stock was $74.04.

(14)	After disposition of a portion of the shares subject to the award back to the company to cover exercise price and/or taxes, the net number of shares issued was 8,296.

(15)	After disposition of a portion of the shares subject to the award back to the company to cover taxes, the net number of shares issued was 7,482.

(16)

4,500 shares vested on November 18, 2018 when the closing price of our common stock was $78.74. 2,000 shares vested on November 21, 2018 when the closing price of our common stock was $76.10. 2,240 shares vested on December 15, 2018 when the closing price of our common stock was $74.34. 2,822 shares vested on January 02, 2019 when the closing price of our common stock was $74.04.

Nonqualified Deferred Compensation for Fiscal 2019

The following table provides information regarding our deferred compensation plans for our NEOs, which include the LTIP, Deferred Management Bonus Plan (“DMBP”), and the Voluntary Deferred Compensation Plan (“VDCP”).

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)(3)	Aggregate Earnings(Losses) In Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-end (2019)
Paul Reilly					$245,461
LTIP		$44,100	$3,784	$44,217	$245,461	(4)
Jeffrey P. Julien					$1,399,068
LTIP		$44,100	$15,420	$—	$698,023	(4)
DMBP		$—	$701	$—	$281,287	(5)
VDCP	$—	$—	$8,019	$—	$419,758	(6)
James E. Bunn					$647,796
LTIP		$44,100	$10,259	$—	$433,449	(4)
VDCP	$45,000	$—	$3,204	$—	$214,347	(6)
Scott Curtis					$293,422
LTIP		$44,100	$7,528	$—	$293,422	(4)
Bella Loykhter Allaire					$3,359,033
LTIP		$44,100	$3,784	$44,217	$245,461	(4)
VDCP	$—		$212,864	$—	$3,113,572	(6)

(1)	The amounts presented are included in the Salary column of the Summary Compensation Table and represents salary deferred in January 2019 through September 2019.

(2)	The amounts presented in these columns are included in the All Other Compensation table located below the footnotes to the Summary Compensation Table.

(3)	Represents amounts earned with respect to the 2019 fiscal year but contributed in December 2019.

(4)

The amounts presented include previously and currently reported compensation with respect to LTIP contributions made by us. The following amounts represent vested balances at September 30, 2019: Mr. Reilly $50,689, Mr. Julien $503,251, Mr. Bunn $238,677, Mr. Curtis $98,650 and Ms. Loykhter Allaire $50,689.

(5)

The amounts presented include previously and currently reported compensation with respect to DMBP contributions made by us. The following amounts represent vested balances at September 30, 2019: Mr. Julien $281,287.

40  |  Raymond James Financial, Inc.    2020 Proxy Statement

(6)

The amount presented includes currently reported compensation with respect to VDCP contributions made by Mr. Julien, Mr. Bunn and Ms. Loykhter Allaire. The entire balance is vested as of September 30, 2019.

Long Term Incentive Plan. Our LTIP, originally adopted effective October 1, 2000, is a deferred compensation plan benefiting key management and other highly-compensated employees. Under the LTIP, we determine each year which employees will be participants for that plan year and then establish an account on our books for such year for each participant. Although we can elect to use other allocation formulas, historically, the allocations under the LTIP have been made based upon the individual participant’s level of compensation above a minimum, and not in excess of a maximum (for fiscal 2019, these amounts were $275,000 and $875,000, respectively). The CGN&C Committee or its designee then determines the percentage, if any, by which that compensation is multiplied to determine the contribution credited to each participant’s account for the particular plan year. Each account is thereafter credited (or debited), based upon the allocable share of the return that would have been earned (including any negative return) had all accounts been invested in a group of unaffiliated mutual funds and managed accounts. Senior management selects those mutual funds and managed accounts, pursuant to authority delegated by the CGN&C Committee. Annual allocations and their deemed earnings vest after five years, subject to earlier vesting in the case of death or disability. We pay the vested account balance in a cash lump sum after five years of credited service, subject to earlier payment in the case of death or disability, and subject to certain deferral rights that must be exercised at least 12 months in advance of the account balance vesting. Because the account balances are unfunded, they represent only unsecured claims against the Company.

Deferred Management Bonus Plan. Our DMBP, originally adopted effective October 1, 1989, preceded the LTIP. The DMBP remains in effect to administer certain amounts credited prior to the adoption of the LTIP. The last bonus allocation that was made to the DMBP was with respect to fiscal year 1999. Since that time, additional amounts credited to the DMBP accounts have been based on a deemed interest return on the amounts in the respective DMBP accounts. Like the LTIP, the DMBP is an unfunded plan that was established to benefit key management and other highly compensated employees. For fiscal years 1990 through 1999, each participant’s account was credited with a contribution, if any, determined by us in a manner similar to the LTIP. During such period and thereafter, participants’ accounts have been credited with a deemed interest return, based upon the average annual interest rate payable by our broker-dealer affiliate on brokerage client account funds. Annual amounts credited to a participant’s account and the deemed interest vest ratably over an eight-year period, subject to earlier vesting in the case of death, disability, attaining age 65 or a qualified early retirement. We pay the vested account balance as soon as practical following death or disability and, in the case of normal retirement, as soon as practical after the end of the plan year in which retirement occurs following the participant’s attaining the age of 65. Other provisions apply in the case of early retirement. Because the account balances are unfunded, they represent only unsecured claims against the company.

Voluntary Deferred Compensation Plan. The VDCP was established effective January 1, 2013, for the purpose of offering a voluntary, pre-tax capital accumulation opportunity for a select group of highly compensated employees and independent contractors to defer compensation. The VDCP allows participants with annual calendar year compensation of $300,000 or more to defer up to 75% of base salary, bonuses and commissions, subject to certain minimums and maximums, and permits the company to make contributions at any time in its sole discretion. Balances of participants are deemed to be invested, at the election of the participant, in funds selected by the participant from a list chosen by the committee that administers the plan. Each year participants may elect to have that year’s deferrals distributed as a scheduled in-service withdrawal or upon retirement. All plan balances (deferrals, company contributions and earnings thereon) are unsecured liabilities of the company. (The Amended & Restated VDCP was filed as exhibit 10.14 to the company’s Annual Report on Form 10-K filed with the SEC on November 22, 2016.)

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Potential Payments Upon Termination or Change in Control for Fiscal 2019

Except as described below, none of the NEOs is a party to any agreement or arrangement with us providing for payments in connection with any termination, including resignation, severance or retirement, a change in such officer’s responsibilities, or a change in control of the company. The following tables summarize the estimated payments to be made under each agreement, plan or arrangement in effect as of September 30, 2019, which provides for payments to an NEO at, following or in connection with a termination of employment or a change in control. However, in accordance with SEC regulations, we do not report any amount to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our NEOs and which is available generally to all salaried employees. In accordance with SEC regulations, this analysis assumes that the NEOs’ date of termination is September 30, 2019, and the price per share of our common stock on the date of termination is the closing price of our common stock on the NYSE as of that date, which was $82.46.

Paul C. Reilly

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)(1)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	13,896,159	13,896,159	—	13,896,159	15,875,199	—	15,875,199
Stock Options	—	—	—	—	67,425	—	65,186
Welfare Benefits	—	—	—	—	—	—	—

(1)

Mr. Reilly’s RSU stock bonus awards and retention awards granted in November and December 2017 and 2018 under the 2012 Plan contain an additional definition of “retirement” in order to conform with a definition used under the 2007 Stock Bonus Plan, which was in effect when Mr. Reilly was hired. Pursuant to such provision, “retirement” is defined as ending service after age 60 with 5 years of service.

Jeffrey P. Julien

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	1,762,583	1,762,583	—	1,762,583	2,669,643	—	2,669,643
Stock Options	—	—	—	—	67,425	—	65,186
Welfare Benefits	—	—	—	—	—	—	—

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James E. Bunn

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	—	2,128,458	—	—	3,493,995	—	3,493,995
Stock Options	—	—	—	—	26,970	—	26,080
Welfare Benefits	—	—	—	—	—	—	—

Scott A. Curtis

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	1,264,194	1,559,813	—	1,264,194	2,549,333	—	2,549,333
Stock Options	—	—	—	—	67,425	—	65,186
Welfare Benefits	—	—	—	—	—	—	—

Bella Loykhter Allaire

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	1,683,668	1,683,668	—	1,683,668	2,838,108	—	2,838,108
Stock Options	—	—	—	—	67,425	—	65,186
Welfare Benefits	—	—	—	—	—	—	—

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2019 CEO Pay Ratio

Set forth below is a reasonable estimate of the ratio of annual total compensation of Paul C. Reilly, our CEO, to the annual total compensation of our median employee, calculated in accordance with SEC rules. Since these rules allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their own individual circumstances, the ratio reported by us may not be comparable to the ratios reported by other companies.

As previously reported in the proxy statement for the annual meeting held on February 28, 2019, we applied the following steps to identify the median employee based on our total employee population as of July 1, 2018. We included all active full- and part-time employees on this date (other than our CEO) who had been employed by us at any time during calendar 2017. In accordance with SEC rules, we did not include independent contractors—thus, the financial advisors in our Raymond James Financial Services channel and their staffs were excluded. In addition, we excluded the following non-U.S. employees who, in the aggregate, constituted less than 5% of our total employee population (“de minimis exclusion”): all our employees in the United Kingdom (147), Germany (47) and France (43). Prior to applying the de minimis exclusion, our total employee population as of July 1, 2018 consisted of 12,406 persons, with 11,161 employees located in the U.S. and 1,245 outside the U.S. After applying the de minimis exclusion, our total employee population consisted of 11,161 employees in the U.S. and 1,008 employees outside the U.S.

To identify our median employee, we used a “gross taxable earnings” measure for calendar year 2017, which included: (i) annual base pay (salary or gross wages), (ii) commissions, (iii) bonuses, (iv) fringe benefits, (v) the value of equity awards that vested during the year, and (vi) miscellaneous taxable earnings. We annualized the base pay (only) for any employees who commenced work during calendar 2017, with certain non-material exceptions. Compensation amounts were determined from our payroll systems of record. Payments in Canadian dollars were converted to U.S. dollars using a 12-month average rate for the year. To identify our median employee, we then calculated the total gross taxable earnings for our employee population and excluded employees at the median who had anomalous compensation characteristics.

For fiscal 2019, we estimated the ratio of such median employee’s annual total compensation for fiscal 2019 to that of the CEO in accordance with SEC rules for the Summary Compensation Table, as follows:

•	the median of the annual total compensation of all employees (other than the CEO) was $94,864;

•	the annual total compensation of the CEO, as reported in the Summary Compensation Table, was $13,090,394; and

•	the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 138 to 1.

Report of the Corporate Governance, Nominating and Compensation Committee

The CGN&C Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the CGN&C Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report.

Respectfully submitted by the CGN&C Committee

Gordon L. Johnson, Chairman

Jeffrey N. Edwards

Susan N. Story

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Item 2. — Advisory Vote on Executive Compensation (“Say-on-Pay”)

Proposal Snapshot — Item 2. Say-on-Pay

What is being voted on: An advisory vote to approve the compensation of all of our NEOs.

Board recommendation: Our Board unanimously recommends a vote FOR the resolution approving the executive compensation of our NEOs.

We are asking our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

Accordingly, we are asking you to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the CGN&C Committee or our Board. Our Board and CGN&C Committee value the opinions of our shareholders, and—to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement—we will consider our shareholders’ concerns and evaluate whether any actions are necessary to address those concerns. Under the Board’s current policy, shareholders are given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the company’s annual meeting of shareholders in 2021.

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Relationships and Related Transactions

Introduction. In this section we disclose transactions involving the company where the amount involved exceeds $120,000 and any of the company’s “related persons” has a direct or indirect material interest. As defined by SEC rules, related persons include our executive officers, directors, holders of more than five percent (5%) of our voting securities, immediate family members of the foregoing, and certain associated entities. SEC rules require that we disclose all such “related person transactions” that occurred since the beginning of our last completed fiscal year (October 1, 2018) to the filing date of this Proxy Statement, as well as any currently proposed transactions. We refer to this period below as the “reporting period.” Accordingly, the dollar amounts set forth in this section, including compensation of certain individuals, do not reflect past fiscal year amounts only, but may include multiple annual bonus payments as well as certain future proposed payments.

Bank Transactions. In the ordinary course of our business, we make bank loans to, and hold bank deposits for, certain of our officers and directors, and also extend margin credit in connection with the purchase of securities to certain of our officers and directors who are affiliated with one of our broker-dealers, as permitted under applicable law, including the Sarbanes-Oxley Act (“SOX”). In addition, Raymond James Bank, N.A., a subsidiary of the company (“RJ Bank”), has extended credit in the form of a term loan to Tech Data Corporation (“TECD”), a publicly traded company of which Mr. Dutkowsky is the executive chairman. RJ Bank has also extended credit to U.S. Foods Corporation, a publicly traded company at which Mr. Dutkowsky is a member of the board and the lead independent director. (Other than in his capacities as executive chairman of TECD and director of U.S. Foods, Mr. Dutkowsky has no direct or indirect interest in these transactions.) These transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and do not involve more than normal risk of collectability or present other unfavorable features. We also, from time to time and in the ordinary course of our business, enter into transactions involving the purchase or sale of securities as principal from, or to, directors, officers and employees and accounts in which they have an interest. These purchases and sales of securities on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties.

Investments. We have from time to time established private investment funds to permit certain officers to participate in our merchant banking, venture capital and other similar activities by investing alongside the funds that we raise and manage for non-employee investors. Trusts benefiting family members of these officers have also invested in these funds. In addition, certain of our directors and executive officers from time to time may invest their personal monies in funds managed by our subsidiaries on substantially the same terms and conditions as other similarly situated investors in these funds who are neither directors nor officers. A family trust affiliated with Mr. James, our Chairman Emeritus, invested a total of $207,816 in SLG Partners, L.P., a fund affiliated with the company, during the reporting period. Mr. Dutkowsky and his immediate family members maintain investment accounts with the Company in respect of which they paid fees to the Company in the aggregate amount of approximately $228,570 during the period since October 1, 2018.

Share Repurchases. In order to pay (i) the exercise price of options and (ii) withholding or other similar taxes due in connection with the vesting of equity awards granted under the Amended and Restated 2012 Equity Incentive Plan and our prior similar plans, employee participants, including our NEOs, may elect the “swap” method whereby the participant delivers to the company shares equal in value to the required exercise price or tax withholding liability in connection with the exercise or vesting of such equity awards. Under the “swap” method, the price per share paid by the company for repurchases is the closing price of the company’s shares on the NYSE on the date the participant’s exercise request is submitted.

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During the reporting period, the company repurchased shares from the directors or executive officers in amounts exceeding the disclosure threshold for the aggregate consideration shown in the following table:

Name and Title	Number of Shares Repurchased (#)	Aggregate Consideration ($)
Jennifer C. Ackart, Senior Vice President, Controller and Chief Accounting Officer	1,378	122,600
Paul D. Allison, Chairman, President and CEO—Raymond James Ltd.	5,582	473,353
Jeffrey A. Dowdle, Chief Operating Officer	2,085	186,169

Art Collection. Thomas A. and Mary James permit us to display over 2,400 pieces from their nationally known art collection throughout the Raymond James home office complex, without charge to us. In return, we bear the cost of insurance and the direct and overhead costs of two full-time staff persons. They serve as curators for the collection, conduct tours and coordinate special events. They also collaborate with The James Museum of Western & Wildlife Art, a public art museum founded by Mr. James, to coordinate special exhibitions and the borrowing from and acquisition of works of art for the collection. The art collection at our corporate headquarters is a marketing attraction for businesses and other organizations, and we provide regular tours for clients, local schools, business groups and nonprofit organizations and the community at large. The total cost to us for these items during the reporting period was approximately $217,179.

Employment Relationships. Certain family members of our directors or executive officers are employed by the company and/or affiliated with certain of its subsidiaries. The following paragraph sets forth certain information about these relationships during the reporting period. As explained above, the individual compensation amounts set forth below cover a “reporting period” that is greater than a fiscal year and may include two annual bonus cycles.

Courtland James, the son of Thomas A. James, served as an EVP of Carillon Tower Advisers, retiring on September 30, 2019. Courtland James earned cash compensation of $1,546,167. Mr. Donald Blair, the son-in-law of Francis S. Godbold, is an investment banker at Raymond James & Associates, Inc. (“RJ&A”), who earned cash compensation of $1,434,833 and received RSUs in the amount of $55,000. Karen Julien, the spouse of Jeffrey P. Julien, served as a branch manager of RJ&A, retiring on March 29, 2019. Ms. Julien earned cash compensation of $163,046. Matthew Frey, the son-in-law of Paul C. Reilly, is an independent branch owner, manager and financial adviser affiliated with Raymond James Financial Services, and earned cash compensation (net of ordinary course fees to the company) of $912,486 out of which he pays all general office expenses, payroll and other costs of branch operations, and splits net earnings with his partner. Francis S. Godbold, a director and Vice Chairman of the company, earned cash compensation of $164,838. (Mr. Godbold is compensated as an employee and does not receive any additional compensation for his services as a director.) Matthew Dowdle, the son of Jeffrey Dowdle, serves as Portfolio Consultant, Assistant Vice President, with RJ&A, and earned cash compensation of $132,819.

Transactions with 5% Shareholders. We and our affiliates engage in ordinary course trading, arrangements relating to the placement of investment funds and ETFs on our Private Client Group platform, or other transactions or arrangements with, and may from time to time provide other ordinary course investment banking or other financial services to, The Vanguard Group and its affiliates, related entities and clients. These transactions are negotiated on arm’s-length bases and contain customary terms and conditions. The Vanguard Group is an investment manager or sponsor to mutual funds and ETFs that are investment options in our 401(k) Plan. The selection of the Vanguard mutual funds or ETFs as investment options is unrelated to Vanguard’s common stock ownership. We believe that the fees paid to The Vanguard Group through the Vanguard mutual funds and ETFs are the same as the fees that are paid by the other holders of the same share class of those funds.

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We and our affiliates engage in ordinary course trading, arrangements relating to the placement of investment funds and ETFs on our Private Client Group platform, and other transactions or arrangements with, and may from time to time provide other ordinary course investment banking or other financial services to, BlackRock, Inc. and its affiliates, related entities and clients. These transactions are negotiated on arm’s–length bases and contain customary terms and conditions.

Related Person Transaction Policy

The CGN&C Committee maintains Policies and Procedures with Respect to Related Person Transactions to address the review, approval, disapproval or ratification of related person transactions. “Related persons” include the company’s:

• executive officers • holders of more than 5% of the company’s voting securities • directors	• immediate family members of the foregoing persons • director nominees	• any entity in which such a person has a 5% or greater ownership interest or that is otherwise under the “control’ of such person

A “related person transaction” means (with certain exceptions permitted by SEC rules) a transaction or series of transactions in which:

• the company participates	• amount involved exceeds $120,000	• related person has a direct or indirect material interest

Examples might include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees.

Management is required to present for the approval or ratification of the CGN&C Committee all material information regarding an actual or potential related person transaction. The policy requires that, after reviewing such information, the disinterested members of the CGN&C Committee will approve or disapprove the transaction. Approval will be given only if the CGN&C Committee determines that such transaction is in, or is not inconsistent with, the best interests of the company and its shareholders. The policy further requires that in the event management becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the CGN&C Committee promptly. The policy also permits the chairman of the CGN&C Committee to review and approve related person transactions in accordance with the terms of the policy between scheduled committee meetings. Any determination made pursuant to this delegated authority must be reported to the full CGN&C Committee at the next regularly-scheduled meeting.

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Equity Compensation Plan Information

The following table summarizes equity compensation plan information for the plans approved by shareholders, as a group, and for the plans not approved by shareholders, as a group, in each case as of September 30, 2019. In accordance with SEC rules, the table below does not include our Profit Sharing Plan and Employee Stock Ownership Plan (ESOP).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding, options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excludes securities reflected in column (a))
Equity compensation plans approved by shareholders(2)	1,580,406	$57.81	12,262,291	(3)
Equity compensation plans not approved by shareholders(4)	—	$—	—
Total	1,580,406	$57.81	12,262,291

(1)	The weighted-average exercise price does not take into account the shares or restricted stock units issued under our restricted stock and employee stock purchase plans, which have no exercise price.

(2)

On February 23, 2012, the 2012 Stock Incentive Plan (as subsequently amended and restated, the “2012 Plan”) was approved by our shareholders. The 2012 Plan serves as the successor to our 1996 Stock Option Plan for Key Management Personnel, 2007 Stock Option Plan for independent Contractors, 2002 Incentive Stock Option Plan, Stock Option Plan for Outside Directors, 2005 Restricted Stock Plan and 2007 Stock Bonus Plan (the “Predecessor Plans”) Upon approval of the 2012 Plan by our shareholders, the Predecessor Plans terminated (except with respect to awards previously granted under the Predecessor Plans that remain outstanding). Under the 2012 Plan we may grant 15,400,000 new shares in addition to the shares available for grant under the Predecessor Plans.

(3)

Includes 8,159,735 shares remaining available for issuance under the 2012 Plan and 4,102,556 shares remaining available for issuance under the 2003 Employee Stock Purchase Plan, as amended, as of September 30, 2019.

(4)

We have two Predecessor Plans that were not previously approved by shareholders: the 1996 Stock Option Plan for Key Management Personnel and the Stock Option Plan for Outside Directors. All previously outstanding shares have been exercised or otherwise disposed of.

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Item 3.—Amended and Restated 2012 Stock Incentive Plan

Proposal Snapshot — Item 3. Approval of the Amended and Restated 2012 Stock Incentive Plan

What is being voted on: Approval of the Amended and Restated 2012 Stock Incentive Plan.

Board recommendation: Our Board unanimously recommends a vote FOR approval of our Amended and Restated 2012 Stock Incentive Plan.

Background

We are asking the company’s shareholders to approve an amendment and restatement of the Company’s 2012 Stock Incentive Plan (the “2012 Plan”) as the Amended and Restated 2012 Stock Incentive Plan (the “A&R Plan”) in order to increase the maximum number of shares of the company’s common stock authorized for issuance over the term of the A&R Plan by 12,000,000 shares from 40,243,944 shares to 52,243,944 shares.

As of December 16, 2019, 19,852,607 shares had been issued under the 2012 Plan, 38,749,797 shares were subject to options and other awards under the 2012 Plan, and only 3,945,564 shares remained available for the grant of awards under the 2012 Plan. All other provisions of the 2012 Plan will remain in full force and effect under the A&R Plan.

The amendment and restatement of the 2012 Plan for which shareholder approval is sought under this Proposal No. 3 was adopted by the company’s Board on November 21, 2019, subject to and effective upon shareholder approval.

Purpose of the A&R Plan

The purpose of the A&R Plan is to attract, motivate and retain our directors, employees and independent contractors and to provide an incentive to increase long-term shareholder value. We believe that equity is a key element of our compensation package and that equity awards encourage employee loyalty and align employee interests directly with those of our shareholders. The A&R Plan has allowed us to provide our employees with equity-based incentive awards and non-equity based compensation that are competitive with those of companies with which we compete for talent. The A&R Plan includes a variety of forms of awards, including restricted stock units, stock appreciation rights, restricted stock, stock options, dividend equivalents and cash awards, to allow the company to adapt its incentive compensation program to meet its needs in the changing business environment in which it operates.

Purpose of Increasing the Number of Shares Reserved

The A&R Plan is our sole plan for providing equity incentive compensation to eligible directors, employees and independent contractors. The A&R Plan is a vital component of our compensation programs, and increasing the number of shares of common stock that may be issued under equity awards ensures that we have an adequate reserve of shares available for issuance in order to attract, motivate and retain personnel and to provide an incentive to increase long-term shareholder value. The Board believes that equity and cash awards motivate high levels of performance, align the interests of our personnel and shareholders by giving directors, employees and independent contractors the perspective of an “owner” with an equity stake in the company, and provide an effective means of recognizing their contributions to our success. The Board believes that the ability to grant equity and cash award is a competitive necessity in our industry, and that such awards are essential to recruiting and retaining highly successful financial advisor “producers” and other key personnel who help us meet our goals, as well as rewarding and encouraging current directors, employees and independent contractors. We believe that the ability to grant equity and cash awards will continue to be important to the future success of the Company. If the A&R Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.

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How the Proposed Increase Was Determined

The Board, based on the recommendation of the CGN&C Committee, is recommending that shareholders approve an additional 12,000,000 shares of common stock under the A&R Plan. The CGN&C Committee, which administers the A&R Plan, has exercised its business judgment in concluding that increasing the number of shares of common stock reserved under the A&R Plan is in the company’s best interests. In reaching its decision, the CGN&C Committee considered the limits recommended by independent shareholder advisory groups, such as Institutional Shareholder Services (“ISS”), and determined a number that it believes complies with ISS’s guidelines while providing the company with a sufficient share reserve to cover the awards we anticipate granting to eligible participants for approximately three (3) years, although the actual number of shares utilized will depend on a variety of factors. Therefore, if shareholders approve the A&R Plan, the company currently expects that it will not ask shareholders to approve additional shares for the A&R Plan until at least the 2023 Annual Meeting of Shareholders. The company is committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution.

A summary of the material terms and conditions of the A&R Plan, as amended and restated, is set forth below. This summary, however, does not purport to be a complete description of all provisions of the plan and is qualified in its entirety by reference to the A&R Plan, a copy of which is attached to this Proxy Statement as Appendix A. Capitalized terms used but not defined herein have the meanings given them in the A&R Plan.

Summary of the A&R Plan

Share Reserve. The maximum aggregate number of shares of the company’s common stock which may be issued under the 2012 Plan is currently 40,243,944 shares, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the company. If this proposal is approved by the company’s shareholders, this maximum aggregate amount will be increased by 12,000,000 shares to 52,243,944 shares, and the A&R Plan would then have approximately 15,945,564 shares available for grant.

Share Counting. Each share issued in connection with an award granted under the A&R Plan other than stock options and stock appreciation rights will be counted against the A&R Plan’s share reserve as 2.8 shares for every one share issued in connection with such award (and shall be counted as 2.8 shares for every one share that is returned or deemed not to have been issued from the A&R Plan).

Administration. The CGN&C Committee (the “Administrator”) will administer our A&R Plan. With respect to grants to officers and directors or awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Administrator will be constituted in such a manner as to satisfy applicable laws, including Section 162(m) of the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

No Re-pricings or Exchanges without Shareholder Approval. The company shall obtain shareholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the A&R Plan or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock, cash buyout or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock, or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to shareholder approval.

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Terms and Conditions of Awards; Eligibility. The A&R Plan provides for the grant of restricted stock, restricted stock units, stock options, dividend equivalent rights, stock appreciation rights and cash awards (collectively referred to as “awards”). The classes of persons who are eligible to participate in the A&R Plan are the directors, employees (including executive officers) and independent contractors of the Company and its related entities. Stock options granted under the A&R Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code (“Code”), or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, independent contractors and directors, or to employees, independent contractors and directors of our related entities. As of February 20, 2020, we expect that nine (9) directors (excluding our three employee directors) will be eligible to participate in the A&R Plan, and approximately 13,609 employees (including three employee directors and our executive officers) and approximately 12,532 independent contractors will be eligible to receive awards under the A&R Plan. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the A&R Plan, awards may be granted to such employees, independent contractors or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the A&R Plan shall be designated in an award agreement.

The basis for participation in the A&R Plan is the Administrator’s decision, in its sole discretion, that an award to an eligible participant will further the plan’s purposes. In exercising its discretion, the Administration will consider the recommendations of management and the purposes of the A&R Plan, which are to attract and retain the best available personnel, to provide additional incentives to employees, non-executive directors, and independent contractors and to promote the success of the Company’s business. Under the 2012 Plan, in most cases, awards have been structured to vest solely over time in order to help retain the recipients. In addition, the Administrator may also make performance-based awards that will vest over time but only upon achievement of one or more performance criteria. In recent years, all eligible directors (including both non-executive directors and employee directors) and less than 15% of employees and 3% of independent contractors have received awards under the 2012 Plan.

Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, independent contractors and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the A&R Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the A&R Plan (subject to the limitations described above), to construe and interpret the terms of the A&R Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, to establish or cause to be established a trust for the purpose of purchasing shares on the open market, holding such shares and using such shares to satisfy the Company’s obligations with respect to grants of restricted stock units to participants resident in Canada, and to take such other actions, not inconsistent with the terms of the A&R Plan, as the Administrator deems appropriate.

The term of any award granted under the A&R Plan will be stated in the applicable award agreement, provided that the term of a stock option or stock appreciation right may not exceed seven (7) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or of any parent or subsidiary of us) and the term of an award other than a stock option or stock appreciation right may not exceed ten (10) years. Notwithstanding the foregoing, the term of an award shall not include any period

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for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award under a deferral program the Administrator may establish in its discretion.

The A&R Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the A&R Plan, the exercise or purchase price shall be determined by the Administrator. In the case of an award other than an incentive stock option, the exercise or purchase price is generally payable in cash through the participant’s Raymond James brokerage account, in shares, or, with respect to stock options (other than incentive stock options), payment through a broker-dealer sale and remittance procedure or “net exercise” procedure. In the case of an incentive stock option, the exercise price is generally payable in cash through the participant’s Raymond James brokerage account or in shares.

Under the A&R Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator may also establish under the A&R Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Dividends and Dividend Equivalent Rights. During the vesting period for an award, dividends and dividend equivalent rights on the underlying shares of common stock shall be automatically retained by the Company (and not paid out to participants), subject to the vesting of the restricted stock and restricted stock units that are subject to performance vesting. Further, no dividends or dividend equivalent rights will be paid for stock options or stock appreciation rights.

Individual Limits. The maximum number of shares with respect to which stock options and stock appreciation rights may be granted to a participant in each successive twelve (12) month period is 200,000 shares. In connection with the participant’s commencement of service, he or she may be granted stock options and stock appreciation rights for up to a maximum of 400,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.

For awards of restricted stock and restricted stock units, with respect to each successive twelve (12) month period, the maximum number of shares that may be issued to a participant pursuant to such awards shall be 200,000 shares. In connection with a participant’s commencement of service, up to a maximum of 400,000 shares may be issued to the participant with respect to a twelve (12) month period relating to such commencement. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.

For cash awards, with respect to each successive twelve (12) month period, the maximum amount that may be paid to a participant pursuant to such awards shall be $5,000,000. The foregoing limitation shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.

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Transferability of Awards. Our A&R Plan allows for the transfer of awards under the A&R Plan only (i) by will or (ii) by the laws of descent and distribution. Only the recipient of an award may exercise such award during his or her lifetime.

Certain Adjustments. Subject to any required action by the shareholders of the company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the A&R Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding awards under the A&R Plan will terminate unless the awards are assumed in connection with the Corporate Transaction. In addition, except as provided otherwise in an individual award agreement:

•

For the portion of each award that was granted in lieu of a cash payment for all or a portion of a participant’s annual bonus and that is assumed or replaced, then such award (or replacement award or program) shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by the award upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Corporate Transaction.

•

For the portion of each award that was not granted in lieu of a cash payment for all or a portion of a participant’s annual bonus and that is assumed or replaced, then a pro-rated amount of the unvested shares or other consideration subject to such award (or replacement award or program) shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Corporate Transaction.

•

For the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the participant’s service has not terminated prior to such date.

Change in Control. Except as provided otherwise in an individual award agreement, in the event of a Change in Control, the portion of each award that was granted in lieu of a cash payment for all or a portion of a participant’s annual bonus shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by the award upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Change in Control. For the portion of each award that was not granted in lieu of a cash payment for all or a portion of a participant’s annual bonus, then a pro-rated amount of the unvested shares or other consideration subject to such award shall become fully vested, exercisable and payable and be released from any repurchase or

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forfeiture rights (other than repurchase rights exercisable at fair market value) upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Change in Control.

Claw-back Provision for Executive Officers and Other Participants. The award agreements issued under the A&R Plan incorporate a policy that allows us to require forfeiture of the employee’s unvested incentive compensation awards if officers or certain other employees engage in defined activity detrimental to the company. For more information regarding our incentive compensation recoupment policy, see “COMPENSATION MATTERS—Compensation Discussion and Analysis-Compensation Recoupment Policy.”

Amendment, Suspension or Termination of the A&R Plan. The Board may at any time amend, suspend or terminate the A&R Plan. The A&R Plan will terminate on February 18, 2026, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain shareholder approval of any such amendment to the A&R Plan in such a manner and to such a degree as required.

Amended Plan Benefits

We have not granted awards subject to shareholder approval of the A&R Plan, as amended and restated. The amount and timing of awards under the A&R Plan, including grants to the executive officers named in the Summary Compensation Table below, are subject to the discretion of the Administrator, and, except as indicated below, the Administrator has not determined future awards or the participants who might receive them. Therefore, it is not presently possible to determine the benefits or amounts that may be received by individuals or groups pursuant to the A&R Plan in the future, other than our non-executive directors, nor is it possible to determine the benefits or amounts which would have been received by or allocated to individuals or groups for 2019 if the A&R Plan had been in effect. Pursuant to our current compensation program for non-executive directors, each of our non-executive director receives an annual grant of restricted stock units, which units will vest in full on first anniversary of the grant (for more information regarding director compensation, see “Director Compensation”). Each grant consists of that number of restricted stock units settleable in shares of the company’s common stock equal to $150,000 divided by the fair market value of a share of common stock, measured on the basis of the closing sales price as reported on the NYSE on the date of determination. The estimated number of shares of common stock that will be underlying the annual grant to each non-executive director for 2020, based on the closing sales price of a share of common stock on December 16, 2019 as reported on the NYSE is 1,647 shares, subject to any future change in the fair market value of the company’s common stock.

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The following table sets forth information with respect to the historical grant of RSUs and options under the 2012 Plan from the effective date of the 2012 Plan through December 16, 2019 (without regard to whether any grants were subsequently forfeited, terminated or canceled) to the executive officers named in the Summary Compensation Table below, to all current executive officers as a group, to all current non-employee directors as a group, to each nominee for election as a director, to all nominees for election as a director as a group (including our employee directors), to all associates of directors, executive officers or nominees, as a group, all other persons who received or are to receive 5% of any awards, as a group, and to all other employees and independent contractor registered representatives (including all current officers who are not executive officers) as a group. The level of past grants is not necessarily indicative of the level of future grants.

Name and Position (1)	Number of RSUs Granted	Number of Shares Underlying Options Granted
Paul C. Reilly Chairman and Chief Executive Officer	404,952	62,500
Jeffrey P. Julien Executive Vice President — Finance and Chief Financial Officer	64,536	62,500
James E. Bunn President, Global Equities and Investment Banking — RJA	130,354	10,250
Scott A. Curtis President — Private Client Group	65,718	32,500
Bella Loykhter Allaire Executive Vice President — Technology and Operations — RJA	75,783	37,500
All current executive officers, as a group (16 persons)	1,364,735	491,500
All current directors who are not executive officers, as a group (10 persons)	98,706	0
Nominees for election as a director (2):
Charles G. von Arentschildt	8,948	0
Robert M. Dutkowsky	2,451	0
Jeffrey N. Edwards	12,070	0
Benjamin C. Esty	12,070	0
Anne Gates	3,406	0
Francis S. Godbold (3)	0	0
Thomas A. James (3)	47,995	0
Gordon L. Johnson	17,849	0
Roderick C. McGeary	8,410	0
Raj Seshadri	1,362	0
Susan N. Story	16,070	0
Each associate of such directors, executive officers or nominees (1 person)	2,683	2,500
Each other person who received or is to receive 5 percent of awards under the A&R Plan (0 persons)	0	0
All employees and independent contractors, other than executive officers, as a group (3,023 persons)	10,987,200	3,672,823

(1)	Information presented is historical and does not reflect expected grants for 2020 with respect to any person.

(2)	Section excludes Mr. Reilly. Grant details disclosed in table above.

(3)	Messrs. Godbold and James do not receive compensation for their services as directors.

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For more information about awards previously granted to our directors, including material terms, under the 2012 Plan, see “Director Compensation.” For more information about awards previously granted to our named executive officers, including material terms, under the 2012 Plan, see “COMPENSATION MATTERS—Grants of Plan Based Awards for Fiscal 2019” and “COMPENSATION MATTERS—Outstanding Equity Awards at Fiscal Year End for 2019.”

As of December 16, 2019, the fair market value of a share of the company’s common stock was $91.05, measured on the basis of the closing sales price on that date as reported on the NYSE.

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the A&R Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options. The grant of a non-qualified stock option under the A&R Plan will not result in any federal income tax consequences to the participant or to the company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the A&R Plan will not result in any federal income tax consequences to the participant or to the company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference

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between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the company.

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Restricted Stock Units. With respect to awards of RSUs, no taxable income is reportable when the RSUs are granted to a participant or upon vesting of the RSUs. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the RSUs. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Cash Awards. Upon receipt of cash, the participant will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the Company. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Tax Effect for the Company. Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the A&R Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

The A&R Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

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Audit Matters

Item 4.— Ratify Appointment of Independent Registered Public Accounting Firm

Proposal Snapshot — Item 3. Ratification of KPMG as our Independent Registered Public Accounting Firm for 2020

What is being voted on: Ratification of the appointment of KPMG as our independent registered public accounting firm.

Board recommendation: Our Board unanimously recommends a vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2020.

General

The ARC has appointed KPMG LLP as the independent registered public accounting firm to audit the company’s consolidated financial statements for the fiscal year ending September 30, 2020 and to audit the company’s internal control over financial reporting as of September 30, 2020. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

If the proposal to ratify the appointment is not approved, the ARC will reconsider the selection of KPMG LLP as the company’s independent registered public accounting firm, but may still determine that the appointment of our independent registered public accounting firm is in the best interests of the company and its shareholders. Even if the appointment is ratified by the shareholders, the ARC, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the ARC determines that such a change would be in the best interests of the company and its shareholders.

Fees Paid to Independent Registered Public Accounting Firm

The ARC, with the approval of the shareholders, engaged KPMG to perform an annual audit of the company’s consolidated financial statements for fiscal year 2019. The following table sets forth the approximate aggregate fees billed or expected to be billed to the company by KPMG for fiscal years 2019 and 2018 for the audit of the company’s annual consolidated financial statements and for other services rendered by KPMG.

	Fiscal Year
	2019	2018
Audit(1)	$6,729,507	$6,542,265
Audit-Related(2)	445,265	559,821
Tax(3)	395,904	380,413
All Other Fees(4)	30,500	126,759

TOTAL	$7,601,176	$7,609,258

(1)	Audit Fees represents fees for the audit of the company’s consolidated and subsidiary financial statements.

(2)

Audit-Related Fees consist primarily of fees for custody rule examinations of registered investment advisors, including the issuance of an independent auditors report on controls over custody operations, an examination to report on controls applicable to our “e-folio” fixed income client application, FICCA attestations for our mutual fund customers and HUD attestations for RJ Bank.

(3)	Tax Fees includes tax compliance and consulting services related to federal and state tax returns.

(4)	All Other Fees consist principally of technical services provided during the implementation of certain accounting standards.

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The ARC has adopted a policy for pre-approving all audit and non-audit services provided by our independent auditors. The policy is designed to ensure that the auditor’s independence is not impaired. The policy provides that, before the company engages the independent auditor to render any service, the engagement must be specifically approved by the ARC. All audit and non-audit services provided to the company and its subsidiaries by KPMG during fiscal year 2019 were specifically approved.

Report of the Audit and Risk Committee

Members of the ARC have reviewed and discussed with management and with representatives of KPMG LLP the consolidated financial statements for fiscal 2019 contained in our Annual Report on Form 10-K and the integrated audit of the consolidated financial statements and internal control over financial reporting for fiscal 2019. In addition, the ARC has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The ARC also received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding independent auditor communications with the ARC concerning independence, and discussed with KPMG LLP their independence from us and our management, and considered their independence in connection with any non-audit services provided. The ARC also reviewed with KPMG LLP our critical accounting policies and practices and certain written communications between KPMG LLP and our management.

Based on the reviews and discussions referred to above, and in reliance on the representations of management and the independent registered public accounting firm’s report with respect to the financial statements, the ARC recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2019 for filing with the SEC. The Board approved the recommendation.

Management is responsible for our financial statements and the financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the PCAOB. The firm issues reports on our consolidated financial statements and the effectiveness of internal control over financial reporting.

The ARC members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The ARC serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the ARC’s members in business, financial and accounting matters. In its oversight role, the ARC relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles.

Benjamin C. Esty, Chairman

Charles G. von Arentschildt

Shelley G. Broader

Robert M. Dutkowsky

Anne Gates

Roderick C. McGeary

Raj Seshadri*

* Joined the ARC as of June 1, 2019

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Security Ownership Information

Security Ownership of Principal Shareholders

The following table sets forth the shares beneficially owned as of December 10, 2019 by each shareholder known to us to beneficially own more than five percent (5%) of the company’s outstanding shares. The percentage of ownership indicated in the following table is based on 139,206,446 shares outstanding as of December 10, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Thomas A. James, Chairman Emeritus, Director, 880 Carillon Parkway, St. Petersburg, FL 33716	13,915,011	(2)	10.00%
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355	13,968,613	(3)	10.03%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	8,648,787	(4)	6.21%

(1)	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.

(2)

As of December 10, 2019, Mr. James had sole voting power with respect to 13,797,924 shares, shared voting power with respect to 117,087 shares, sole dispositive power with respect to 13,797,924 shares, and shared dispositive power with respect to 117,087 shares, of our common stock. Includes 3,103 shares subject to RSUs that will vest within 60 days.

(3)

On September 10, 2019, The Vanguard Group, Inc., on behalf of itself and certain of its affiliates (collectively, “Vanguard”), filed a Schedule 13G/A with the SEC indicating that Vanguard had sole voting power with respect to 147,959 shares, shared voting power with respect to 34,117 shares, sole dispositive power with respect to 13,790,493 shares, and shared dispositive power with respect to 178,120 shares, of our common stock.

(4)

On February 6, 2019, BlackRock, Inc., on behalf of itself and certain of its affiliates (collectively, “BlackRock”), filed a Schedule 13G/A with the SEC indicating that BlackRock had sole voting power with respect to only 7,588,849 shares of our common stock.

Stock Ownership Policy

The company maintains a Directors and Executive Officers Stock Ownership Policy that imposes the following requirements on our CEO and other executive officers with respect to holding shares of our common stock.

Title	Holding requirement	Valuation	What counts?
Non-executive director	5X annual retainer	Average of NYSE closing price during 60 days prior to measurement	• Shares owned directly or jointly with family members • Shares owned indirectly • Unvested time-based restricted stock and RSUs
Chief Executive Officer	7X annual salary
Executive Officers	3X annual salary

(Please see above under “Director Compensation—Stock Ownership Policy for Directors and Executive Officers” for further information.)

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Security Ownership of Management

The following table lists the shares of common stock beneficially owned as of December 10, 2019 by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table below, and (3) all current directors, director nominees and executive officers as a group. The percentage of ownership indicated in the following table is based on 139,206,446 of the company’s shares outstanding on December 10, 2019.

Beneficial ownership has been determined according to SEC regulations and includes shares that may be acquired within 60 days after December 10, 2019, upon the exercise of outstanding stock options and the vesting of RSUs. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. No shares are pledged as security. As of December 10, 2019, no individual director, director nominee or named executive officer other than Thomas A. James, our Chairman Emeritus, owned beneficially 1% or more of our shares, and our directors, director nominees and executive officers as a group owned approximately 10.82% of our outstanding shares.

	Common Stock Beneficially Owned
Name	Shares of Common Stock		Number of Shares Subject to Exercisable Stock Options	Number of Shares Subject to Vesting of Restricted Stock Units	Total Number of Beneficially Owned Shares	Percent of Class
Thomas A. James	13,911,908	(1)(2)	—	3,103	13,915,011	10.00%
Charles G. von Arentschildt	7,159		—	—	7,159	*
Shelley G. Broader	22,281		—	—	22,281	*
James E. Bunn	12,926	(2)	2,800	4,597	20,323	*
Scott A. Curtis	83,838	(2)	19,997	1,793	105,628	*
Robert M. Dutkowsky	662		—	—	662	*
Jeffrey N. Edwards	12,281		—	—	12,281	*
Benjamin C. Esty	11,581		—	—	11,581	*
Anne Gates	1,617		—	—	1,617	*
Francis S. Godbold	136,218	(2)	—	—	136,218	*
Gordon L. Johnson	18,328		—	—	18,328	*
Jeffrey P. Julien	53,694	(2)(3)	2,500	2,155	58,349	*
Bella Loykhter Allaire	66,774	(2)	4,574	2,069	73,417	*
Roderick C. McGeary	6,621		—	—	6,621	*
Paul C. Reilly	111,862	(2)	2,500	18,446	132,808	*
Raj Seshadri	—		—	—	—	*
Susan N. Story	25,138		—	—	25,138	*
All Directors and Executive Officers as a Group (27 persons)	14,923,955	(2)	110,107	44,824	15,078,886	10.82%

*	Less than 1%.

(1)

Includes 662,754 shares held by the Robert A. James Irrevocable Trust, for which Thomas A. James serves as trustee, and which has as beneficiaries other James family members. Thomas A. James disclaims any beneficial ownership interest in this trust. Includes 117,087 shares for which Mr. James has shared voting power and shared dispositive power.

(2)	Includes shares credited to Employee Stock Ownership Plan accounts.

(3)	Includes 6,060 shares held by Mr. Julien’s spouse.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than 10% of the company’s shares to file reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% shareholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% shareholders were complied with during fiscal year 2019, except that, due to a clerical error, Mr. Santelli inadvertently filed one Form 4 report with respect to a holiday weekend vesting one day late.

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Questions and Answers

Why did I receive this Proxy Statement?

You have received these proxy materials because Raymond James’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting on February 20, 2020. This proxy statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”). On January 10, 2020, we mailed this proxy statement to shareholders of record as of the close of business on December 23, 2019 (“Record Date”).

What is a proxy?

A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the following persons to vote your shares at the Annual Meeting: Paul C. Reilly, Chairman and Chief Executive Officer, and Thomas A. James, Chairman Emeritus.

Who is entitled to vote?	Each Raymond James shareholder of record on the Record Date for the Annual Meeting is entitled to attend and vote at the Annual Meeting.
What is the difference between holding shares as a shareholder “of record” and as a “beneficial owner”?

•  Shareholders of Record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with Computershare, our transfer agent.

•  Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted ?” for additional information.

•  Raymond James has requested banks, brokerage firms and other nominees who hold Raymond James shares on behalf of beneficial owners of the shares as of the close of business on the Record Date to forward proxy materials to those beneficial owners. Raymond James has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

How many votes do I have?

Every holder of a share of common stock on the Record Date will be entitled to one vote per share for each Director to be elected at the Annual Meeting and to one vote per share on each other matter presented at the Annual Meeting. On the Record Date there were 139,178,823 shares outstanding and entitled to vote at the Annual Meeting.

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What proposals are being presented at the Annual Meeting?

Raymond James intends to present proposals numbered one through four for shareholder consideration and voting at the Annual Meeting. These proposals are for:

1.  Election of twelve (12) director nominees named in the Proxy Statement;

2.  Advisory vote to approve executive compensation (“say-on-pay”);

3.  Approval of the Amended and Restated 2012 Stock Incentive Plan; and

4.  Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm.

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, Raymond James does not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•  FOR the election of the twelve (12) directors nominated by our Board and named in this proxy statement;

•  FOR the approval, on an advisory basis, of the compensation of our named executive officers (“say-on-pay”);

•  FOR the approval of the Amended and Restated 2012 Stock Incentive Plan; and

•  FOR ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm.

How do I attend the Annual Meeting?

All shareholders are invited to attend the Annual Meeting.

If your Raymond James shares are held in a bank or brokerage account, you should promptly contact your bank or broker to obtain a written legal proxy in time to vote your shares at the meeting. Obtaining this proxy may take substantial time. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting.

How do I vote and what are the voting deadlines?

You may vote your shares in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•  By Mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in an account with a bank or broker (i.e., in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on February 19, 2020.

•  Via the Internet: You can submit a proxy via the Internet until 1:00 a.m. Central Time on February 20, 2020, by accessing the website at http://www.investorvote.com/RJF and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.

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•  By Telephone: You can submit a proxy by telephone until 1:00 a.m. Central Time on February 20, 2020, by calling toll-free 1-800-652-VOTE (8683) (from the U.S. and Canada) and following the instructions.

Even if you plan to be present at the Annual Meeting, we encourage you to vote your shares by proxy using one of the methods described above. Raymond James shareholders of record who attend the meeting may vote their shares in person, even though they have sent in proxies.

What if my shares are held in the Raymond James ESOP?

For participants in the Raymond James Employee Stock Ownership Plan (the “ESOP”), your shares will be voted as you instruct the trustee of the ESOP. There are three ways to vote: by returning your proxy card, via the Internet or by telephone. Please follow the instructions included on your proxy card on how to vote using one of the three methods. Your vote will serve as voting instructions to the trustee of the ESOP for shares allocated to your account. If you do not vote shares allocated to your account held in the ESOP, your shares will nevertheless be voted by the trustee in the same proportion as it votes the shares of ESOP participants who have instructed the trustee on how to vote. You cannot vote your ESOP shares in person at the meeting. To allow sufficient time for voting by the trustee of the ESOP, our transfer agent must receive your vote by no later than 5:00 p.m. Eastern Time on February 17, 2020.

May I change or revoke my vote?

Yes. You may change your vote in one of several ways at any time before it is exercised:

•  Grant a subsequent proxy via the Internet or telephone;

•  Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;

•  Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

•  If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, vote in person at the Annual Meeting.

What will happen if I do not vote my shares?

•  Shareholders of Record. If you are the shareholder of record of your shares and you do not vote in person at the Annual Meeting, or by proxy by mail, via the Internet or by telephone, your shares will not be voted at the Annual Meeting.

•  Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the NYSE, your broker or nominee has discretion to vote your shares on routine matters, such as Proposal 4, but does not have discretion to vote your shares on non-routine matters, such as Proposals 1, 2 and 3. Therefore, if you do not instruct your broker as to how to vote your shares on Proposals 1, 2 or 3, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the applicable proposal. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

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What is the effect of a broker non-vote or abstention?

Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to our By-laws, broker non-votes and abstentions are not counted as “votes cast” on such matter, but are counted for quorum purposes. With respect to Proposal 3 only (the approval of our Amended and Restated Stock Incentive Plan), however, NYSE rules require that we treat abstentions as “votes cast” on such matter. This means that, for the proposal to be approved, the number of votes “for” the proposal must exceed the sum of the votes “against” and “abstain.”

What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?	• Shareholders of Record. If you are a shareholder of record and you submit a signed proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2, 3 and 4.

•  Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on routine matters, such as Proposal 4, but do not have discretion to vote on non-routine matters, such as Proposals 1, 2 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4 and any other routine matters properly presented for a vote at the Annual Meeting.

What does it mean if I receive more than one set of Proxy Materials?

It means you own Raymond James shares in more than one account, such as individually and jointly with your spouse. Please vote all of your shares. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials may contact their broker, bank or other nominee to request that only a single copy of such document(s) be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, your broker, bank or other nominee may deliver only one copy of the proxy materials to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the beneficial owners. Raymond James will deliver promptly, upon request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of such document(s) was delivered. Shareholders who wish to receive a separate written copy of such documents, now or in the future, should submit their request to our Secretary by writing Raymond James Financial, Inc., Attn: Secretary, 880 Carillon Parkway, St. Petersburg, Florida 33716.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of shareholders representing a majority of the outstanding capital stock of the company entitled to vote at the meeting constitutes a quorum for the conduct of business.

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What vote is required in order to approve each proposal?

For each proposal, the affirmative vote of a majority of the “votes cast” on such proposal at the Annual Meeting is required. For Proposals 1, 2 and 4, our By-laws provide that a majority of the votes cast means that the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal. Abstentions and broker non-votes, if any, are not counted as “votes cast” with respect to such proposal. (In the case of any contested director election, directors are elected by a plurality of the “votes cast”) For Proposal 3, however, NYSE rules require that abstentions be treated as “votes cast.” As a result, for the approval of Proposal 3, the number of shares voted “for” the proposal must exceed the sum of the number of shares votes “against” and the number of shares voted “abstain” on such proposal.

How will voting on any other business be conducted?

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the persons named as proxies will vote on the matter in their discretion.

What happens if the Annual Meeting is adjourned or postponed?	Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who will count the votes?	Our General Counsel and Secretary will act as the inspector of election and will tabulate the votes.
How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual Meeting.

Who is paying for the costs of this proxy solicitation?

We will bear the expense of soliciting proxies. We have retained MacKenzie Partners, Inc. to solicit proxies for a fee of approximately $15,500 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Raymond James personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

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Additional Information

Costs of Solicitation

The cost of solicitation of proxies will be paid by Raymond James. We have retained MacKenzie Partners, Inc. to solicit proxies for a fee of approximately $15,500 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Raymond James personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report on Form 10-K will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Principal Executive Offices

The principal executive offices of Raymond James are located at 880 Carillon Parkway, St. Petersburg, Florida 33716, and the telephone number there is 727-567-1000.

Shareholder Proposals for the 2020 Annual Meeting

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be received by the company no later than 120 days before the anniversary of the date of this proxy statement (e.g., not later than September 11, 2020). Such proposals should be sent in writing to Raymond James Financial, Inc., Attn: Secretary, 880 Carillon Parkway, St. Petersburg, Florida 33716. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our By-laws, and must be a proper subject for shareholder action under Florida law.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with SEC proxy rules, Florida law, our By-laws and other legal requirements, without seeking to have the proposal included in Raymond James’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Under our By-laws, notice of such a proposal must generally be provided to our Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The period under our By-laws for receipt of such proposals for next year’s meeting is thus from October 23, 2020 to November 23, 2020. (However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by a shareholder of business or the nomination of directors for election or reelection to be brought before the annual meeting to be timely must be so delivered (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made.)

Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the proxy holders, without additional proxy statement disclosure about the matter, unless Raymond James is notified about the matter not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and the proponents otherwise satisfy the requirements of Rule 14a-4. The period under our By-laws for receipt of such proposals for next year’s meeting is from October 23, 2020 to November 23, 2020.

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United States Securities and Exchange Commission Reports

A copy of the company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended September 30, 2019 (the “Annual Report”), is being furnished concurrently herewith to all shareholders holding shares as of the Record Date. Please read it carefully.

Shareholders may also obtain additional copies of the Annual Report, without charge, by visiting the company’s website at www.raymondjames.com or by submitting a request to our Secretary by writing Raymond James Financial, Inc., Attn: Secretary, 880 Carillon Parkway, St. Petersburg, Florida 33716. Upon request to our Secretary, the exhibits set forth on the exhibit index of the Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Communications with the Lead Director and Non-Executive Directors

Any interested party may communicate with the Lead Director of our Board, Ms. Susan N. Story, or with our non-executive directors as a group, by writing to the following address:

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attn: Secretary

Communications will be reviewed by our corporate secretary and distributed to the Lead Director, the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. In that regard, the Raymond James Board does not receive certain items which are unrelated to the duties and responsibilities of the Board.

In addition, the company maintains a Confidential Reporting Hotline (888-686-8351) for its employees or individuals outside the company to report complaints or concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the company’s Code of Conduct or law. Further information about the Raymond James Confidential Reporting Hotline is available on the company’s website.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit and Risk Committee of the Board of Directors by sending a written communication to the address given below:

Audit and Risk Committee

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attn: General Counsel

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process,

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which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the company’s shares will be householding the company’s proxy materials. Accordingly, a single copy of the proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your bank or broker, or contact our Secretary at 727-567-5185 or by mail to Raymond James Financial, Inc., Attn: Secretary, 880 Carillon Parkway, St. Petersburg, Florida 33716. The company undertakes, upon oral or written request to the address or telephone number above, to deliver promptly a separate copy of the company’s proxy materials to a shareholder at a shared address to which a single copy of the applicable document was delivered. Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their bank or broker or the company’s Investor Relations Department at the contact address and telephone number provided above.

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APPENDIX A

RAYMOND JAMES FINANCIAL, INC.

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

(as amended through February 20, 2020)

1.    Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Independent Contractors and to promote the success of the Company’s business.

2.    Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)    “Administrator” means the Board or the Committee.

(b)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)    “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the legal requirements of any applicable stock exchange or national market system, and the legal requirements of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)    “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)    “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.

(f)    “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cash-Based Award” means an award denominated in cash that may be settled in cash and/or Shares, which may be subject to restrictions, as established by the Administrator.

(i)    “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), or in the absence of such then-effective written agreement

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and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) continued failure to perform the duties and responsibilities of his or her position after there has been delivered to the Grantee a written demand for performance from the Company which describes the basis for the Company’s belief that the Grantee has not substantially performed his or her duties and the Grantee has not corrected such failure within thirty (30) days of such written demand; (ii) dishonesty, intentional misconduct, breach of a confidentiality agreement with the Company or a Related Entity or material breach of any other agreement with the Company or a Related Entity; (iii) breach of any fiduciary duty owed to the Company by the Grantee that has a material detrimental effect on the Company’s reputation or business; or (iv) conviction of, or plea of nolo contendere to, a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(j)    “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)    a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

provided that, for purposes of Awards granted hereunder that are subject to Section 409A and with respect to which payment or settlement of the Awards would occur in connection with the transaction, the transaction must also constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A) of the Company.

(k)    “Code” means the Internal Revenue Code of 1986, as amended.

(l)    “Committee” means the Corporate Governance, Nominating and Compensation Committee of the Board.

(m)    “Common Stock” means the common stock of the Company.

(n)    “Company” means Raymond James Financial, Inc. a Florida corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(o)    “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

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(p)    “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Independent Contractor is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Independent Contractor, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Independent Contractor can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Independent Contractor, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Independent Contractor (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, the Administrator may determine that, in the event of any spin-off of a Related Entity, service as an Employee, Director or Independent Contractor for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q)    “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)    a merger or consolidation in which the Company is not the surviving entity or a share exchange in which the Company becomes a subsidiary of another entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)    the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)    the complete liquidation or dissolution of the Company;

(iv)    any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)    acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction;

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provided that, for purposes of Awards granted hereunder that are subject to Section 409A and with respect to which payment or settlement of the Awards would occur in connection with the transaction, the transaction must also constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A) of the Company.

(r)    “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s)    “Director” means a member of the Board or the board of directors of any Related Entity.

(t)    “Disability” means, unless such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), a permanent and total disability as determined under the long-term disability plan of the Company or the Related Entity to which the Grantee provides services unless the Grantee is not a participant in such long-term disability plan or in the absence of such long-term disability plan, in which case, “Disability” means a mental or physical condition which totally and presumably permanently prevents the Grantee from engaging in any substantial gainful employment with the Company or the Related Entity to which the Grantee provides services prior to the inception of the disability; provided that, for purposes of Awards granted hereunder that are subject to Section 409A, “Disability” means a disability within the meaning of Code Section 409A(a)(2)(C) and Treasury regulation section 1.409A-3(i)(4), as each may be amended from time to time. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)    “Dividend Equivalent Right” means aright entitling the Grantee to compensation measured by dividends paid with respect to Common Stock, provided that no such right may be granted with respect to Options or SARs. Dividend Equivalent Rights granted in connection with Restricted Stock or Restricted Stock Units that performance vest shall be held subject to the vesting of the underlying Restricted Stock or Restricted Stock Units.

(v)    “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock

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as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)    In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith; or

(iv)    In lieu of the foregoing, the Administrator may, from time to time, select any other index or measurement that the Administrator determines in good faith represents an appropriate determination of the Fair Market Value per share of the Common Stock for purposes of the Plan.

(y)    “Good Reason” means, with respect to the termination by the Grantee of the Grantee’s Continuous Service, that such termination is for “Good Reason” as such term (or word of like import) is expressly defined in a then- effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), or in the absence of such then-effective written agreement and definition, a termination within ninety (90) days following the end of the Cure Period (as defined below) as a result of the occurrence of any of the following without the Grantee’s written consent: (i) a material diminution of the Grantee’s authority, duties, or responsibilities, relative to the Grantee’s authority, duties, or responsibilities in effect immediately prior to such reduction; provided, however, that a reduction of authority, duties, or responsibilities that occurs solely as a necessary and direct consequence of the Company undergoing a Corporate Transaction or Change of Control and being made part of a larger entity will not be considered material; (ii) a material diminution by the Company in the Grantee’s total cash and equity-based compensation as in effect immediately prior to such reduction; or (iii) the relocation of the Grantee to a facility or a location more than fifty (50) miles from his or her then present location that requires the Grantee to commute more than fifty (50) miles one way; provided, however, that the Grantee must provide written notice to the Company of the condition that could constitute a “Good Reason” event within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Company within thirty (30) days (the “Cure Period”) of such written notice.

(z)    “Grantee” means an Employee, Director or Independent Contractor who receives an Award under the Plan.

(aa)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(ab)    “Independent Contractor” means any person entering into a registered representative contractual relationship with the Company or a Related Entity.

(ac)    “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(ad)    “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ae)    “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

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(af)    “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ag)    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(ah)    “Plan” means this Amended and Restated 2012 Stock Incentive Plan.

(ai)    “Predecessor Plans” means the Company’s 1996 Stock Option Plan for Key Management Personnel, 2007 Stock Option Plan for Independent Contractors, 2002 Incentive Stock Option Plan, Stock Option Plan for Outside Directors, 2005 Restricted Stock Plan, and 2007 Stock Bonus Plan.

(aj)    “Related Entity” means any Parent or Subsidiary of the Company.

(ak)    “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock or cash award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(al)    “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator. Dividends payable with respect to Restricted Stock subject to performance vesting shall be held subject to the vesting of the underlying Shares.

(am)    “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(an)    “Retirement” means, unless such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), (i) in the case of an Employee or Independent Contractor, a Grantee’s voluntary Separation from Service or involuntary Separation from Service other than for Cause from the Company or any Related Entity after (A) attainment of age 65 or (B) attainment of age 60 after fifteen (15) years of service with the Company or a Related Entity either as an Employee or Independent Contractor, and (ii) in the case of a non-employee Director, a Grantee’s voluntary Separation from Service from the Company after attainment of age 72 or twelve (12) years of service as a Director with the Company.

(ao)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ap)    “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(aq)    “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

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(ar)    “Separation from Service” means a termination of Continuous Service from the Company and its Related Entities; provided that, for purposes of Awards granted hereunder that are subject to Section 409A, a “Separation from Service” means a Grantee’s death, retirement or other termination of employment or service with the Company and its Related Entities (as determined in accordance with Code Section 409A(2)(A)(i) and Treasury regulation section 1.409A(h), as each may be amended from time to time).

(as)    “Share” means a share of the Common Stock.

(at)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.

(a)    Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 52,243,944 Shares, plus the number of Shares that remained available for grants of awards under the Predecessor Plans as of the date the Plan was originally approved by the Company’s stockholders (8,843,944); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 26,400,000 Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs shall be counted against the limit set forth herein as 2.8 Shares for every one (1) Share issued in connection with such Award (and shall be counted as 2.8 Shares for every one (1) Share returned or deemed not have been issued from the Plan pursuant to Section 3(b) below in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)    Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4.    Administration of the Plan.

(a)    Plan Administrator.

(i)    Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by the Committee which shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.

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(ii)    Administration With Respect to Independent Contractors and Other Employees. With respect to grants of Awards to Employees or Independent Contractors who are neither Directors nor Officers of the Company, the Plan shall be administered by the Committee which shall be constituted in such a manner as to satisfy the Applicable Laws. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)    Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)    Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)    to select the Employees, Directors and Independent Contractors to whom Awards may be granted from time to time hereunder;

(ii)    to determine whether and to what extent Awards are granted hereunder;

(iii)    to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions of any Award granted hereunder;

(vi)    to amend or waive the terms of any outstanding Award granted under the Plan, as to any Grantee or class of Grantees, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or cash buyout or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii)    to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii)    to grant Awards to Employees, Directors and Independent Contractors employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;

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(ix)    to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate; and

(x)    to establish or to cause to be established a trust for purpose of purchasing Shares on the open market, holding such Shares and using such Shares to satisfy the Company’s obligations under grants of Restricted Stock Units; provided that, if the trust is established to satisfy the Company’s obligations with respect to grants of Restricted Stock Units to Participants resident in Canada, such trust may be structured to qualify as an “employee benefit plan” within the meaning assigned by the Income Tax Act (Canada).

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.    Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Independent Contractors. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Independent Contractor who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Independent Contractors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.    Terms and Conditions of Awards.

(a)    Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Independent Contractor that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash, or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, Cash-Based Awards and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

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(b)    Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)    Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator.

(d)    Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)    Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares, cash or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)    Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)    Individual Limitations on Awards.

(i)    Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in each successive twelve (12) month period shall be 200,000 Shares.

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In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to a maximum of 400,000 Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)    Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units, the maximum number of Shares that may be issued to a Grantee pursuant to such Awards with respect to a successive twelve (12) month period shall be 200,000 Shares. In connection with a Grantee’s commencement of Continuous Service, up to a maximum of 400,000 Shares may be issued to the Grantee with respect to a successive twelve (12) month period relating to such commencement. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii)    Individual Limit for Cash-Based Awards. For Cash-Based Awards, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Awards with respect to a successive twelve (12) month period shall be $5,000,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 below.

(h)    Deferral. If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)    Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Independent Contractor to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)    Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option or SAR shall be no more than seven (7) years from the date of grant thereof and the term of an Award other than an Option or SAR shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

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(k)    Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l)    Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(m)    Additional Restrictions and Conditions. Awards, and the Shares or cash issued or issuable thereunder, shall be subject to the restrictions and conditions set forth in the underlying contracts with the Grantee and/or set forth in the Award Agreement for such Awards.

7.    Award Exercise or Purchase Price, Consideration and Taxes.

(a)    Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)    In the case of an Incentive Stock Option:

(A)    granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)    granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)    In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)    In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)    In the case of other Awards, such price as is determined by the Administrator.

(v)    Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)    Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.

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(i)    In the case of an Award other than an Incentive Stock Option, in addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(A)    cash through the Grantee’s Raymond James brokerage account, which must contain sufficient funds or margin availability to cover the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award;

(B)    surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(C)    with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (1) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (2) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(D)    with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(E)    any combination of the foregoing methods of payment.

(ii)    In the case of an Incentive Stock Option, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(A)    cash through the Grantee’s Raymond James brokerage account, which must contain sufficient funds or margin availability to cover the consideration to be paid for the Shares to be issued upon exercise or purchase of the Incentive Stock Option; or

(B)    surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Incentive Stock Option shall be exercised.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)    Taxes. No Shares or cash shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any

Raymond James Financial, Inc.    2020 Proxy Statement  |  A-13

non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or cash. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award, if applicable, sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.    Exercise of Award.

(a)    Procedure for Exercise.

(i)    Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)    An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(i)(C).

(b)    Exercise of Award Following Termination of Continuous Service.

(i)    An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)    Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)    Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.    Conditions Upon Issuance of Shares.

(a)    If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and

A-14  |  Raymond James Financial, Inc.    2020 Proxy Statement

without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.    Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the numerical limits set forth in Section 6(g), as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.    Corporate Transactions and Changes in Control.

(a)    Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)    Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)    Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A)    for the portion of each Award that was granted in lieu of a cash payment for all or a portion of a Grantee’s annual bonus (as determined by the Administrator and designated in the Award Agreement) and that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Corporate Transaction; and

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(B)    for the portion of each Award that was not granted in lieu of a cash payment for all or a portion of a Grantee’s cash annual bonus and that is Assumed or Replaced, then a pro-rated amount of the unvested Shares or other consideration subject to such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Corporate Transaction. For this purpose, the pro-rated amount will be determined by comparing completed, full months of service, if any, since the grant date of the Award to the vesting schedule or restricted period set forth in the Award Agreement; and

(C)    for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. For Awards that have an exercise feature, the portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii)    Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control and:

(A)    for the portion of each Award that was granted in lieu of a cash payment for all or a portion of a Grantee’s annual bonus (as determined by the Administrator and designated in the Award Agreement), then such Award automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Award, immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Change in Control; and

(B)    for the portion of each Award that was not granted in lieu of a cash payment for all or a portion of a Grantee’s cash annual bonus, then a pro-rated amount of the unvested Shares or other consideration subject to such Award automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Change in Control. For this purpose, the pro-rated amount will be determined by comparing completed, full months of service, if any, since the grant date of the Award to the vesting schedule or restricted period set forth in the Award Agreement.

(c)    Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

A-16  |  Raymond James Financial, Inc.    2020 Proxy Statement

12.    Effective Date and Term of Plan. The Plan originally became effective on November 22, 2011. It shall continue in effect for a term of ten (10) years from February 18, 2016, unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.    Amendment, Suspension or Termination of the Plan.

(a)    The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b)    No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)    No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.    Reservation of Shares.

(a)    The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.    No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.    Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

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18.    Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

A-18  |  Raymond James Financial, Inc.    2020 Proxy Statement

APPENDIX B

Raymond James Financial, Inc.

Reconciliation of GAAP financial measures to non-GAAP measures

(unaudited)

We utilize certain non-GAAP financial measures to aid in, and enhance, the understanding of our financial results. These non-GAAP financial measures include adjusted net income, adjusted earnings per diluted share, and adjusted return on equity. We believe that each of these non-GAAP financial measures provides useful information to investors and management by excluding certain material items that are not indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a more meaningful comparison of current- and prior-period results. In the following table, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following table provides a reconciliation of GAAP financial measures to non-GAAP measures for those periods which include non-GAAP adjustments.

	Year ended September 30,
$ in millions, except per share amounts	2019	2018	2017
Net income	$1,034	$857	$636
Non-GAAP adjustments:
Acquisition and disposition-related expenses(1)	15	4	18
Goodwill impairment(2)	19	—	—
Losses on extinguishment of debt(3)	—	—	46
Jay Peak matter(4)	—	—	130
Tax effect of non-GAAP adjustments	—	(1)	(62)
Impact of the Tax Act(5)	—	105	—

Total non-GAAP adjustments, net of tax	34	108	132

Adjusted net income	$1,068	$965	$768

Earnings per diluted share	$7.17	$5.75	$4.33
Non-GAAP adjustments:
Acquisition and disposition-related expenses(1)	0.10	0.03	0.12
Goodwill impairment(2)	0.13	—	—
Losses on extinguishment of debt(3)	—	—	0.31
Jay Peak matter(4)	—	—	0.89
Tax effect of non-GAAP adjustments	—	(0.01)	(0.42)
Impact of the Tax Act(5)	—	0.70	—

Total non-GAAP adjustments, net of tax	0.23	0.72	0.90

Adjusted earnings per diluted share	$7.40	$6.47	$5.23

Raymond James Financial, Inc.    2020 Proxy Statement  |  B-1

	Year ended September 30,
$ in millions, except per share amounts	2019	2018	2017
Return on equity
Average equity(6)	$6,392	$5,949	$5,235
Non-GAAP adjustments:
Acquisition and disposition-related expenses(1)	12	3	12
Goodwill impairment(2)	4	—	—
Losses on extinguishment of debt(3)	—	—	12
Jay Peak matter(4)	—	—	84
Tax effect of non-GAAP adjustments	—	(1)	(33)
Impact of the Tax Act(5)	—	92	—

Total non-GAAP adjustments, net of tax	16	94	75

Adjusted average equity(6)	$6,408	$6,043	$5,310

Return on equity(7)	16.2%	14.4%	12.2%
Adjusted return on equity(7)	16.7%	16.0%	14.5%

Footnotes

(1)

The year ended September 30, 2019 included a pre-tax loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities. The years ended September 30, 2018 and 2017, included acquisition-related expenses associated with our November 2018 acquisition of Scout Investments and its Reams Asset Management division, as well as certain expenses associated with our 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank and MacDougall, MacDougall & MacTier, Inc.

(2)	Other expenses in the year ended September 30, 2019 included a $19 million impairment charge associated with our Canadian Capital Markets business.

(3)

Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019 and 6.90% Senior Notes due 2042.

(4)

Other expenses in the year ended September 30, 2017 included $130 million in legal expenses associated with Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov).

(5)

The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries.

(6)

Computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated fiscal year to the beginning of the year total and dividing by five. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective year.

(7)

Computed by dividing net income by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing adjusted net income by adjusted average equity for each respective period.

B-2  |  Raymond James Financial, Inc.    2020 Proxy Statement

INTERNATIONAL HEADQUARTERS: THE RAYMOND JAMES FINANCIAL CENTER

880 CARILLON PARKWAY  //  ST. PETERSBURG, FL 33716  //  800.248.8863

RAYMONDJAMES.COM

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 a.m., Central Time, on February 20, 2020. (5:00 p.m. Eastern Time, February 17, 2020 for ESOP Plan participants).

Online Go to www.investorvote.com/RJF or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RJF

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Nominees*:		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain	+
	01 -	Charles G. von Arentschildt	☐	☐	☐	02 -	Robert M. Dutkowsky	☐	☐	☐	03 -	Jeffrey N. Edwards	☐	☐	☐

	04 -	Benjamin C. Esty	☐	☐	☐	05 -	Anne Gates	☐	☐	☐	06 -	Francis S. Godbold	☐	☐	☐

	07 -	Thomas A. James	☐	☐	☐	08 -	Gordon L. Johnson	☐	☐	☐	09 -	Roderick C. McGeary	☐	☐	☐

	10 -	Paul C. Reilly	☐	☐	☐	11 -	Raj Seshadri	☐	☐	☐	12 -	Susan N. Story	☐	☐	☐

*TO ELECT TWELVE (12) DIRECTORS: To hold office until the next annual meeting.

		For	Against	Abstain		For	Against	Abstain
2.	Advisory vote to approve 2019 executive compensation.	☐	☐	☐	3. To approve the Amended and Restated 2012 Stock Incentive Plan.	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.	☐	☐	☐	This Proxy is authorized to vote in accordance with his judgment upon such other business as may properly come before the meeting.

Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

∎	1 U P X	+

035W7B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and the 2019 Annual Report to Shareholders are available at:

www.raymondjames.com/investor-relations/news-and-events/shareholders-meeting

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RJF

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Raymond James Financial, Inc.	+

880 CARILLON PARKWAY, ST. PETERSBURG, FL 33716

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy previously granted and appoints Paul C. Reilly and Thomas A. James, or either of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes either to represent and to vote as designated herein, all the shares of Common Stock of Raymond James Financial, Inc. held of record by the undersigned on December 23, 2019 at the annual meeting of shareholders to be held on February 20, 2020, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

NOTICE TO PARTICIPANTS IN THE RAYMOND JAMES FINANCIAL, INC. EMPLOYEE STOCK OWNERSHIP PLAN:

This card also constitutes confidential voting instructions for participants in the Raymond James Financial, Inc. Employee Stock Ownership Plan (“ESOP”). A participant who signs on the reverse side hereby instructs the trustee of the ESOP to vote all the shares of Common Stock of Raymond James Financial, Inc. allocated to his or her ESOP Account in accordance with the instructions on the reverse side. If no instructions have been received from the ESOP participant, the trustee will vote the shares allocated to the participant’s ESOP Account in the same proportion as it votes the shares of ESOP participants who have instructed the trustee on how to vote. You cannot vote your ESOP shares in person at the meeting. Your voting instructions must be received by 5:00 p.m., Eastern Time, on February 17, 2020 to allow sufficient time for processing. The trustee of the ESOP will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.

(Continued and to be marked, dated and signed, on the other side)

Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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